                                                                     Exhibit 2.1


                         AGREEMENT AND PLAN OF MERGER



                             BOSTON CHICKEN, INC.,


                          BCI ACQUISITION SUB, L.L.C.


                                      and


                           BC EQUITY FUNDING, L.L.C.


                            MARKET PARTNERS, L.L.C.



                           Dated as of March 16, 1998

          AGREEMENT AND PLAN OF MERGER, dated as of March 16, 1998 (this "Agreement"), among BOSTON CHICKEN, INC., a Delaware corporation ("BCI" or the "Company"), BCI Acquisition Sub, L.L.C., a Delaware limited liability company and a wholly owned subsidiary of BCI ("BCI Sub"), and BC Equity Funding, L.L.C. ("BCEF") and Market Partners, L.L.C. ("Market Partners"), each a Delaware limited liability company.

          WHEREAS, the Board of Directors of BCI has determined that it is in the best interests of its stockholders, and the respective Managers of each of BCI Sub, BCEF and Market Partners have each approved a transaction whereby BCI acquires BCEF and Market Partners upon the terms and subject to the conditions set forth herein; and

          WHEREAS, in furtherance of such acquisition, it is proposed that BCEF and Market Partners merge with and into BCI Sub (the "Merger"), whereby each issued and outstanding limited liability company interest of each of BCEF (the "BCEF LLC Interests") and Market Partners (the "Market Partners LLC Interests", and, together with the BCEF LLC Interests, the "LLC Interests") will be converted into the right to receive the Merger Consideration (as defined in Sections 1.06(a) and 1.06(b)); and

          WHEREAS, also in furtherance of such acquisition, the Board of Directors of BCI and BCI as the Manager of BCI Sub, and the respective Managers of each of BCEF and Market Partners, have each approved the Merger in accordance with, in the case of BCI, its governing documents and the Delaware General Corporation Law (the "DGCL"), and, in the case of BCI Sub, BCEF and Market Partners, the terms of their respective limited liability company agreements and the Delaware Limited Liability Company Act (the "DLLCA") upon the terms and subject to the conditions set forth herein; and

          WHEREAS, as partial consideration for the merger consideration provided for herein and for the registration rights set forth in the Registration Rights Agreement (as hereinafter defined), the holders of LLC Interests are providing the release, representations and agreements contained in the Letter of Transmittal (as hereinafter defined); and

          WHEREAS, BCI, BCI Sub, BCEF and Market Partners desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, BCI, BCI Sub, BCEF and Market Partners hereby agree as follows:


                                   ARTICLE I

                                  THE MERGER
                                  ----------

          SECTION 1.01. The Merger. Upon the terms and subject to the conditions set forth in Article Five, and in accordance with the DLLCA, at the Effective Time (as hereinafter defined), each of BCEF and Market Partners shall be merged with and into BCI Sub. As a result of the Merger, the separate corporate existence of BCEF and Market Partners shall cease and BCI Sub shall continue as the surviving limited liability company of the Merger (the "Surviving Corporation") and shall succeed to all the rights, privileges, powers and franchises and assume all the restrictions, disabilities, duties and obligations of each of BCEF and Market Partners in accordance with the DLLCA.

          SECTION 1.02. Effective Time; Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Article Six, as promptly as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Article Five, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger (the "Certificate of Merger") in the Office of the Secretary of State of the State of Delaware, in such form as is required by, and executed in accordance with, the relevant provisions of the DLLCA. The Merger shall become effective upon such filing or at such time thereafter as is provided in the Certificate of Merger (the "Effective Time"). Prior to such filing, a closing (the "Closing") shall be held at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York, 10022, or such other place as the parties shall agree, for the purpose of confirming the satisfaction or waiver, as the case may be, of the conditions set forth in Article Five. The date on which the Closing occurs shall be the "Closing Date."

          SECTION 1.03. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DLLCA.

          SECTION 1.04. Limited Liability Company Agreement. Unless otherwise determined by BCI prior to the Effective Time, at the Effective Time the limited liability company agreement of BCI Sub, as in effect immediately prior to the Effective Time, shall be the limited liability company agreement of the Surviving Corporation until thereafter amended as provided by the DLLCA.

          SECTION 1.05. Manager. The Manager of BCI Sub immediately prior to the Effective Time shall be the Manager of the Surviving Corporation immediately thereafter, to hold office in accordance with the limited liability company agreement of the Surviving Corporation until a successor is duly elected or appointed.

          SECTION 1.06. Conversion of Securities; Cash Consideration. At the Effective Time, by virtue of the Merger and without any action on the part of BCEF, Market Partners or BCI Sub or the holders of any of the following securities:

          (a) Each BCEF LLC Interest issued and outstanding immediately prior to the Effective Time shall be cancelled and shall be converted automatically into the right to receive (i) 20,076.667 fully paid and nonassessable shares of 10% Series A Exchangeable Preferred Stock of BCI (the "BCI Preferred Stock"), with the rights and privileges as set forth in the form of Certificate of Designations attached as Exhibit A hereto (the "Certificate of Designations"), (ii) 25,900 shares of common stock, par value $.01 per share, of BCI, with the rights and privileges as set forth in BCI's Certificate of Incorporation (the "BCI Common Stock"), and (iii) subject to adjustment of Schedule 3.10 as provided in Section 3.10 hereof,

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

     with respect to BCEF LLC Interests held immediately prior to the Effective Time by holders of BCEF LLC Interests who are not BCI Insiders (as defined to include those persons or entities on Schedule 3.10 attached hereto as furnished by the Company on or before the Closing Date), $81,484.93 in cash (the 20,076.667 shares of BCI Preferred Stock, the 25,900 shares of BCI Common Stock and the $81,484.93 in cash, if applicable, are collectively referred to herein, per each BCEF LLC Interest, as the "BCEF Merger Consideration"), upon surrender of such BCEF LLC Interest and delivery of the Letter of Transmittal as provided in Section 1.07;

          (b) Each Market Partners LLC Interest issued and outstanding immediately prior to the Effective Time shall be cancelled and shall be converted automatically into the right to receive (i) 43,509.804 fully paid and nonassessable shares of BCI Preferred Stock, with the rights and privileges as set forth in the form of Certificate of Designations, (ii) 63,594.771 shares of BCI Common Stock, and (iii) subject to adjustment of
     Schedule 3.10 as provided in Section 3.10 hereof, with respect to Market Partners LLC Interests held immediately prior to the Effective Time by holders of Market Partners LLC Interests who are not BCI Insiders, $204,788.21 in cash (the 43,509.804 shares of BCI Preferred Stock, the 63,594.771 shares of BCI Common Stock and the $204,788.21 in cash, if applicable, are collectively referred to herein, per each Market Partners LLC Interest, as the "Market Partners Merger Consideration", and, together with the BCEF Merger Consideration the "Merger Consideration"), upon surrender of such Market Partners LLC Interest and delivery of the Letter of Transmittal as provided in Section 1.07;

          (c) As of the Effective Time, all LLC Interests shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of LLC Interests shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, without interest, to be issued in partial consideration for the LLC Interest held by such holder, upon surrender of such LLC Interest and delivery of the Letter of Transmittal to the Company as provided in
     Section 1.07;

          (d) Each limited liability company interest of BCI Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable limited liability company interest of the Surviving Corporation; and

          (e) To the extent the aggregate number of shares of BCI Common Stock to be received by any holder of LLC Interests pursuant to this Section 1.06 would result in such holder receiving a fractional share of such BCI Common Stock, such fractional shares shall be rounded up to one full share of BCI Common Stock, which shall be deemed to constitute a part of the Merger Consideration.

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          SECTION 1.07.  Closing.  At or following the Closing: (a) BCI shall deliver to each holder of LLC Interests who has previously delivered to the Company an executed Letter of Transmittal and such other documentation required by Section 1.07(b) herein (i) certificates representing the BCI Preferred Stock and BCI Common Stock constituting the non-cash portion of the Merger Consideration (each bearing the transfer restrictions as set forth in Exhibit B attached hereto) and (ii) if applicable, the cash portion of the Merger Consideration that is payable as of the Effective Time to such holders in accordance with Section 1.06;

          (b) Each holder of LLC Interests shall deliver to BCI a properly executed letter of transmittal (the "Letter of Transmittal"), and instructions for transfer in customary form, including, among other things, (x) the release and tolling provisions as set forth in Section 7.01 hereof (without modification), (y) a statement to the effect that such holder has read the Registration Rights Agreement (as hereinafter defined) and acknowledges and agrees that the registration rights contained therein are being granted in partial consideration for such holder giving such release and that such holder agrees to be bound by the terms and conditions of the Registration Rights Agreement, and (z) such investor representations customary in unregistered private placement transactions, as are reasonably acceptable to BCI and counsel to the Pooled Preferred Negotiating Committee, for use in effectuating the exchange of LLC Interests for the Merger Consideration in accordance with the terms of this Agreement. BCI shall deliver or cause to be delivered to the holders of LLC Interests as promptly as practicable after the date hereof, but in no event later than 15 days prior to the date on which the adoption and approval of this Agreement and the Merger by the written consent of the holders of 66 2/3% of the BCEF LLC Interests and the holders of 66 2/3% of the Market Partners LLC Interests (the "Interestholders' Approvals") must be received by the Company pursuant to Section 4.02 hereof, a sufficient number of copies of the Letter of Transmittal and instructions for completion and delivery thereof at the Closing. No holder of LLC Interests shall be entitled to receive the Merger Consideration until he, she or it delivers to BCI a properly executed Letter of Transmittal. Until delivery of a properly executed Letter of Transmittal and surrender of a holder's LLC Interests as contemplated by this
Section 1.07, each LLC Interest shall be deemed at any time after the Effective Time to represent only the right to receive upon such delivery and surrender the Merger Consideration (without interest thereon) which the holder thereof has the right to receive in respect of such LLC Interest pursuant to the provisions of this Article One.

          SECTION 1.08. Escrow of Cash; Effective Time. Concurrently with the execution of this Agreement, BCI shall deposit cash in an amount equal to $10,000,000 (the "Escrow Amount") with LaSalle National Bank (the "Escrow Agent") pursuant to the Escrow Agreement, dated the date hereof, among BCI, BCEF, Market Partners and the Escrow Agent, a form of which is attached hereto as Exhibit C (the "Escrow Agreement"), for the purpose of paying to the holders of LLC Interests who are not BCI Insiders that amount of the cash portion of the Merger Consideration that is payable to such holders in accordance with Section
1.06. At the Effective Time, BCI shall cause the Escrow Agent to pay to holders of LLC Interests who are not BCI Insiders that amount of cash that is payable to such holders in accordance with Section 1.06. Prior to the Effective Time, BCI shall take all such action it is required to take pursuant to the Escrow Agreement so that the Escrow Agent is able to pay the cash portion of the Merger

Consideration as contemplated in the preceding sentence as promptly as practicable after the Effective Time.

          SECTION 1.09. No Further Ownership Rights in LLC Interests. The issuance of BCI Preferred Stock and BCI Common Stock and the payment of cash consideration, as applicable, upon the execution and delivery to BCI of the Letter of Transmittal in accordance with the terms of this Article One shall be deemed to have been issued in full satisfaction of all rights pertaining to the LLC Interests theretofore represented by such LLC Interests.

          SECTION 1.10. Registration Rights Agreement. The issuance of the shares of BCI Preferred Stock and the BCI Common Stock to the holders of LLC Interests pursuant to this Article One will not be registered under the Securities Act of 1933, as amended, or any state securities laws in reliance upon certain exemptions from registration contained therein. The transfer of such shares of BCI Preferred Stock and BCI Common Stock will, accordingly, be subject to certain restrictions under applicable law, including the Securities Act of 1933, as amended (the "1933 Act"). As a result thereof, and as partial consideration for the holders of LLC Interests agreeing to the release included in the Letter of Transmittal and set forth in Section 7.01 herein, the holders of LLC Interests who are not BCI Insiders will be provided certain rights to the registration of such shares of BCI Preferred Stock and BCI Common Stock pursuant to a Registration Rights Agreement substantially in the form of Exhibit D hereto (the "Registration Rights Agreement").

          SECTION 1.11. Adjustment to BCI Common Stock. If, prior to the Effective Time, BCI should split or combine the BCI Common Stock, or pay a stock dividend or other stock distribution in BCI Common Stock, then the number of shares of BCI Common Stock comprising a portion of the Merger Consideration under this Article One will be appropriately adjusted to reflect such split, combination, dividend or other distribution.


                                  ARTICLE II

          REPRESENTATIONS AND WARRANTIES OF BCEF AND MARKET PARTNERS
          ----------------------------------------------------------

          BCEF and Market Partners each hereby, severally and not jointly, represent and warrant to BCI and BCI Sub that:

          SECTION 2.01. Organization and Qualification. (a) Each of BCEF and Market Partners is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to own its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Material Adverse Effect (as defined below) with respect to BCEF or Market Partners. When used herein, the term "Material Adverse Effect" means any change or effect that is or is reasonably likely to be materially adverse to the business, operations, properties, condition (financial or otherwise), assets or liabilities (including, without limitation, contingent liabilities) of the applicable entity or entities, taken as a whole (if applicable).

          SECTION 2.02. Certificate of Formation. BCEF and Market Partners have each heretofore furnished or made available to BCI a complete and correct copy of each entity's respective Certificate of Formation and limited liability company agreement, each as amended to date.

          SECTION 2.03. Capitalization. The authorized capitalization of BCEF consists of 60 LLC Interests. The authorized capitalization of Market Partners consists of 30.6 LLC Interests. As of the date hereof, 60 and 30.6 LLC Interests of BCEF and Market Partners, respectively, are issued and outstanding, all of which are validly issued, fully paid and nonassessable. There are no options, warrants or other rights, agreements, arrangements or commitments of any character to which BCEF or Market Partners is a party, or may be bound by, relating to the issued or unissued limited liability company interests of BCEF or Market Partners to issue or sell any other interests in BCEF or Market Partners. There are no outstanding contractual obligations of BCEF or Market Partners to repurchase, redeem or otherwise acquire any limited liability company interests or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in any person.

          SECTION 2.04. Authority. Each of BCEF and Market Partners has all necessary power and authority to execute and deliver this Agreement, the Escrow Agreement and the Registration Rights Agreement, and, subject to obtaining the Interestholders' Approvals and the filing and recordation of any merger documents as may be required by the DLLCA, to perform its respective obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby (the "Transactions"). The execution and delivery of this Agreement, the Escrow Agreement and the Registration Rights Agreement by BCEF and Market Partners and the consummation by BCEF and Market Partners of the Transactions has been duly and validly authorized by all necessary corporate action and, in the case of consummation, subject to obtaining the Interestholders' Approvals and the filing and recordation of any merger documents as may be required by the DLLCA, no other proceedings on the part of BCEF and Market Partners are necessary to authorize this Agreement, the Escrow Agreement and the Registration Rights Agreement or to consummate the Transactions. This Agreement, the Escrow Agreement and the Registration Rights Agreement have been duly and validly executed and delivered by BCEF and Market Partners and, assuming the due authorization, execution and delivery by BCI and BCI Sub in accordance with their terms, constitute legal, valid and binding obligations of each of BCEF and Market Partners, except as enforceability may be subject to the effects of any bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally (including, without limitation, all laws relating to fraudulent transfers), and may be subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          SECTION 2.05. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement, the Escrow Agreement and the Registration Rights Agreement by each of BCEF and Market Partners does not, and, subject to obtaining the Interestholders' Approvals and the filing and recordation of any merger documents as may be required by the DLLCA, the performance of this Agreement, the Escrow Agreement and the Registration Rights Agreement by each of BCEF and Market Partners will not, (i) conflict with or violate the

Certificate of Formation or limited liability company agreement of either of BCEF or Market Partners or (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to BCEF or Market Partners or by which any property or asset of BCEF or Market Partners is bound or affected (subject to compliance with the HSR Act (as hereinafter defined), if necessary), except in the case of clause (ii) where such conflicts or violations would not
(x) prevent or delay consummation of the Merger, or otherwise prevent BCEF or Market Partners from performing its obligations under this Agreement, the Escrow Agreement or the Registration Rights Agreement or (y) have a Material Adverse Effect with respect to BCEF or Market Partners, as the case may be.

          (b) The execution and delivery of this Agreement, the Escrow Agreement and the Registration Rights Agreement by each of BCEF and Market Partners does not, and the performance of this Agreement, the Escrow Agreement and the Registration Rights Agreement will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except for (i) (x) applicable requirements, if any, of state takeover laws, the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), (y) filing and recordation of appropriate merger documents as required by the DLLCA and (z) filing and recordation by BCI of the Certificate of Designations as required by the DGCL and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not
(x) prevent or delay consummation of the Merger, or otherwise prevent BCEF or Market Partners from performing its obligations under this Agreement or (y) individually or in the aggregate, have a Material Adverse Effect with respect to BCEF or Market Partners.

          SECTION 2.06. Ownership of BCEF and Market Partners Assets. The assets of BCEF or Market Partners listed on Schedule 2.06 attached hereto are owned beneficially solely by BCEF and Market Partners, as the case may be, free and clear of all security interests, pledges, mortgages, liens, charges and other encumbrances (collectively, "Encumbrances"); provided that Encumbrances shall not include any rights or other encumbrances that arise pursuant to this Agreement, as the case may be.

          SECTION 2.07. Brokers. No broker, finder or investment banker (other than Salomon Smith Barney) is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of BCEF and Market Partners.


                                  ARTICLE III

              REPRESENTATIONS AND WARRANTIES OF BCI AND BCI SUB
              -------------------------------------------------

          BCI and BCI Sub hereby, jointly and severally, represent and warrant to BCEF and Market Partners and the holders of LLC Interests that execute and deliver to BCI the Letter of Transmittal that:

          SECTION 3.01. Organization and Qualification. BCI is a corporation and BCI Sub is a limited liability company in each case duly organized, validly existing and in good standing under the DGCL and DLLCA, respectively, and each has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Material Adverse Effect with respect to BCI or BCI Sub and (in the case of BCI), any subsidiaries, taken as a whole.

          SECTION 3.02. Authority. Each of BCI and BCI Sub has all necessary power and authority to execute and deliver this Agreement, the Escrow Agreement and the Registration Rights Agreement to perform its obligations hereunder and thereunder and to consummate the Transactions, and has or will have taken at the Effective Time all necessary actions to create and issue the BCI Preferred Stock to be issued to holders of LLC Interests pursuant to Article One hereof. The execution and delivery of this Agreement, the Escrow Agreement and the Registration Rights Agreement by BCI and BCI Sub and the consummation by BCI and BCI Sub of the Transactions has been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of BCI or BCI Sub are necessary to authorize this Agreement, the Escrow Agreement and the Registration Rights Agreement or to consummate the Transactions (other than, with respect to the Merger, the filing and recordation of appropriate merger documents as required by the DLLCA and the filing and recordation of the Certificate of Designations as required by the DGCL). This Agreement, the Escrow Agreement and the Registration Rights Agreement have been duly and validly executed and delivered by BCI and BCI Sub and, assuming the due authorization, execution and delivery by BCEF and Market Partners in accordance with their terms, constitute legal, valid and binding obligations of each of BCI and BCI Sub, enforceable against each of BCI and BCI Sub in accordance with their terms, except as enforceability may be subject to the effects of any bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally (including, without limitation, all laws relating to fraudulent transfers), and may be subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          SECTION 3.03.  No Conflict; Required Filings and Consents.   (a)  The
execution and delivery of this Agreement, the Escrow Agreement and the Registration Rights Agreement by BCI and BCI Sub does not, and the performance of this Agreement, the Escrow Agreement and the Registration Rights Agreement by BCI and BCI Sub and the filing and recordation of any merger documents as may be required by the DLLCA and the filing and recordation by BCI of the Certificate of Designations and the consummation of the Transactions will not, (i) conflict with or violate (A) the Certificate of Incorporation or By-laws, or other organizational documents, of BCI or (B) the Certificate of Formation or limited liability company agreement of BCI Sub, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to BCI or BCI Sub or by which any property or asset of either of them is bound or affected (subject to compliance with the HSR Act, if necessary), or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of BCI or BCI Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which BCI or BCI Sub is a party or by which BCI or BCI Sub or any property or asset of either of them is bound or affected, except for any such conflicts, violations, breaches, defaults or other occurrences which would not (x) prevent or delay consummation of the Merger, or otherwise prevent BCI or BCI Sub from performing its respective obligations under this Agreement, the Escrow Agreement or the Registration Rights Agreement or (y), in the case of clauses (ii) and (iii) above, individually or in the aggregate, have a Material Adverse Effect with respect to BCI or BCI Sub and (in the case of BCI), any subsidiaries taken as a whole.

          (b) The execution and delivery of this Agreement, the Escrow Agreement and the Registration Rights Agreement by BCI and BCI Sub does not, and the performance of this Agreement, the Escrow Agreement and the Registration Rights Agreement by BCI and BCI Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) (x) for applicable requirements, if any, of the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), state securities or "blue sky" laws and state takeover laws, and the HSR Act, (y) filing and recordation of appropriate merger documents as required under the DLLCA and (z) filing and recordation by BCI of the Certificate of Designations as required by the DGCL and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise prevent BCI or BCI Sub from performing their respective obligations under this Agreement, the Escrow Agreement and the Registration Rights Agreement, and would not, individually or in the aggregate, have a Material Adverse Effect with respect to BCI or BCI Sub and (in the case of BCI) any subsidiaries, taken as a whole.

          SECTION 3.04.  Offer Documents.  The Offer Document (as defined in
Section 4.01 hereto), as amended or supplemented from time to time and any documents incorporated by reference therein, will not, at the time the Offer Document is sent or given to holders of LLC Interests and at the Closing Date, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, BCI and BCI Sub make no representation or warranty with respect to any information supplied in writing by BCEF and Market Partners or any of its representatives specifically for use in the Offer Document which is in fact contained in the Offer Document.

          SECTION 3.05. Certificate of Incorporation. BCI and its subsidiaries have heretofore furnished to BCEF and Market Partners a complete and correct copy of each entity's Certificate of Incorporation and By-laws, or equivalent governing documents, each as amended to date.

          SECTION 3.06. Capitalization. As of the date hereof (except for clause (v) hereof), the authorized capitalization of BCI consists of (i) 480,000,000 shares of BCI Common

Stock of which 71,464,290 shares are issued and outstanding, (ii) warrants to purchase 905,651 shares of BCI Common Stock, (iii) zero options to purchase shares of BCI Common Stock (not including options or awards granted pursuant to equity incentive plans), (iv) $287,500,000 aggregate principal amount of 7 3/4% Convertible Subordinated Debentures due 2004,(v) as of February 22, 1998, $199,855,998 aggregate accreted amount of Zero Coupon Subordinated Liquid Yield Option Notes due 2015 and (vi) $129,520,000 aggregate principal amount of 4 1/2% Convertible Subordinated Debentures due 2004. Except as set forth in this
Section 3.06, in the instruments pursuant to or under which the securities described above were issued, as otherwise contemplated by this Agreement or pursuant to the terms of existing indebtedness of the Company to Progressive Food Concepts, Inc., Einstein/Noah Bagel Corp., Financed Area Developers or employees, (x) there are no options, warrants, preemptive or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued securities to issue or sell any other interests in BCI and (y) there are no outstanding contractual obligations of BCI to repurchase, redeem or otherwise acquire any securities or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in any person. To the extent not otherwise stated herein, as of the date hereof there are no, and immediately prior to the Closing, there will be no shares of capital stock of BCI that rank, with respect to dividends and distributions upon the liquidation, dissolution or winding up of the Company, senior to the BCI Preferred Stock.

          SECTION 3.07. Financial Statements. The audited financial statements and the related notes of BCI, at and as of December 28, 1997, heretofore furnished to BCEF and Market Partners and which form a part of the Offer Document, present fairly the financial position of BCI as of the dates shown and its results of operation and cash flows for the periods shown and such financial statements have been prepared in accordance with (i) generally accepted accounting principles applied on a consistent basis and (ii) Regulation S-X under the 1934 Act.

          SECTION 3.08. Private Placement. Assuming (i) the accuracy of the representations and warranties of the holders of LLC Interests as set forth in the Letter of Transmittal (ii) the total number of holders of BCEF LLC Interests and Market Partners LLC Interests from whom BCI has received a properly executed Letter of Transmittal that does not include a representation that such holder is an "accredited investor", as such term is defined in Rule 501(a) of Regulation D under the 1933 Act, combined with the total number of holders of BCEF LLC Interests and Market Partners LLC Interests from whom BCI does not receive a properly executed Letter of Transmittal, does not exceed 26 in the aggregate, the issuance of the BCI Preferred Stock and the BCI Common Stock to such holders pursuant to the Merger will be exempt from registration under the 1933 Act.

          SECTION 3.09. BCI Preferred Stock and the BCI Common Stock. Prior to the Effective Time, BCI will have taken all necessary action to permit it to issue the number of shares of BCI Preferred Stock and BCI Common Stock to be issued by BCI to holders of LLC Interests pursuant to Article One. The shares of BCI Preferred Stock and BCI Common Stock to be issued and delivered by BCI to the holders of LLC Interests pursuant to Article One have been duly and validly authorized and, when issued and delivered pursuant to this Agreement, will conform to the Certificate of Designations and will be validly issued, fully paid and non-assessable and no person will have any preemptive right of subscription or purchase in respect thereof, other than as provided herein. The BCI Preferred Stock issuable as payment of dividends in lieu of cash as set forth in the Certificate of Designations has been validly reserved for issuance and when issued will be validly issued, fully paid and non-assessable, and no person will have any preemptive right of subscription or purchase in respect thereof, or other than as provided herein.

          SECTION 3.10. Insiders Schedule. Schedule 3.10 attached hereto accurately sets forth (based on representations as to beneficial ownership made to BCI by the officers and directors of BCI ("BCI Insider Representations")) the beneficial ownership of LLC Interests by such officers and directors and their spouses, parents, children and siblings, and entities controlled by them ("BCI Insiders"). If necessary, on or before the Closing Date, the Company shall provide BCEF and Market Partners with a revised Schedule 3.10, based on the BCI Insider Representations, which accurately sets forth the beneficial ownership of LLC Interests by BCI Insiders as of the Closing Date.

          SECTION 3.11. Registration Rights. Except as set forth on Schedule 3.11, no person or entity is entitled to any right, by contract or otherwise, to require the registration under the 1933 Act, of any shares of capital stock or other securities of BCI.

          SECTION 3.12. BCI Sub. All of the issued limited liability company interests of BCI Sub have been duly and validly issued, are fully paid and non-assessable, and are owned directly by BCI. BCI Sub was formed solely for the purpose of engaging in the transactions contemplated hereby and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby.

          SECTION 3.13.  Brokers.  No broker, finder or investment banker
(other than Wasserstein Perella & Co., Inc. and Morgan Lewis Githens & Ahn) is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of BCI or BCI Sub.

                                  ARTICLE IV

                             ADDITIONAL AGREEMENTS
                             ---------------------

          SECTION 4.01. Offer Document. As soon as reasonably practicable following execution of this Agreement by all parties hereto, BCI shall distribute to all holders of LLC Interests a joint proxy statement/private offering memorandum (the "Offer Document") with respect to the Merger contained herein, which shall contain, among other things, the Company's annual report on form 10-K for its fiscal year ended December 28, 1997, and which will relate and contain the appropriate proposals pertaining to the Interestholders' Approvals and will comply with the requirements set forth in Regulation D of the 1933 Act and such other applicable rules and regulations of the SEC. Until the Closing, BCI agrees to correct promptly any information provided by it for use in the Offer Document which shall have become false or misleading. BCI shall provide the Pooled Preferred Negotiating Committee and its legal and financial advisor with a copy of the Offer Document in the form proposed to be disseminated, and the Pooled Preferred Negotiating Committee and its counsel and financial advisor shall be offered reasonable opportunity to review and comment with respect only to those parts of the Offer Document which set forth statements describing the role of the Pooled Preferred Negotiating Committee, descriptions of the background of the Transactions including any negotiations or meetings in which the Pooled Preferred Negotiating Committee participated, the terms of the Merger or the Merger Consideration, or this Agreement, the Escrow Agreement or the Registration Rights Agreement. As used in this Agreement, "Pooled Preferred Negotiating Committee" shall mean the negotiating committee nominated by holders of BCEF LLC Interests and Market Partners LLC Interests to negotiate, among other things, the terms of the Merger and the Transactions on behalf of such holders and BCEF and Market Partners.

          SECTION 4.02 Interestholders' Approvals. Each of BCEF and Market Partners, acting through each entity's respective Manager, shall, in accordance with its respective limited liability company agreements, duly solicit the Interestholders' Approvals as soon as practicable following the delivery of the Offer Document to all holders of LLC Interests, for the purpose of such holders' considering and approving the Merger, this Agreement and the transactions contemplated hereby.

          SECTION 4.03. Notification of Certain Matters. BCEF and Market Partners shall give prompt notice to BCI, and BCI shall give prompt notice to BCEF and Market Partners and the Pooled Preferred Negotiating Committee, of (i) the occurrence, or non-occurrence, of any event, the occurrence, or non-occurrence, of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate or (ii) any failure of any party hereto to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 4.03 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

          SECTION 4.04. Further Action; Reasonable Best Efforts. Upon the terms and subject to the conditions hereof, each of the parties hereto shall, to the extent required by law, (i) make promptly its respective filings, and thereafter make any other required submissions, under the HSR Act with respect to the Transactions, if required, and (ii) use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Transactions, and to fulfill the conditions to the Merger.

          SECTION 4.05. FAD Common Interests. BCI shall not pay to any owners of limited liability company common interests or limited partnership common interests, as the case may be, of any Financed Area Developers ("FAD Common Interests") (i) cash or (ii) securities of BCI which rank senior, upon any liquidation, dissolution or winding up of the Company, to the BCI Preferred Stock in the capital structure of BCI, as consideration or in exchange for such FAD Common Interests. "Financed Area Developers" means B.C.B.M. Southwest, L.P., BC Boston, L.P., BCE West, L.P., BC GoldenGate, L.L.C., BC Heartland, L.L.C., BC Northwest, L.P., BC Superior, L.L.C., BC Tri-States, L.L.C., Finest Foodservice, L.L.C., P&L Foodservices, L.L.C., and R&A Food Services, L.P.

          SECTION 4.06. Advisory Fees. BCI shall pay any and all reasonable legal and advisory (including financial) fees and expenses incurred on behalf of BCEF and Market Partners, including, the Pooled Preferred Negotiating Committee, pursuant to the terms of that certain Fee Letter, dated December 17, 1997 (the "Fee Letter"), between the Company and the Pooled Preferred Negotiating Committee, as supplemented January 5, 1998, related to the Merger and continuing through the date upon which the "Shelf Registration Statement" is declared effective by the Securities and Exchange Commission (the "SEC"). At the Closing Date, all such fees and expenses invoiced to BCI as of such date shall be paid by BCI on such date, and all such fees and expenses incurred thereafter shall be paid by BCI promptly as invoiced. "Shelf Registration Statement" means the shelf registration statement to be filed by BCI with the SEC pursuant to the terms of the Registration Rights Agreement.

          SECTION 4.07. Access to Information. BCI shall, and shall cause each of its subsidiaries to, afford to the Pooled Preferred Negotiating Committee and its legal and financial advisor, reasonable access and permit them to make such inspections as they may reasonably require during normal business hours during the period from the date of this Agreement through the Closing Date to all their respective properties, books and records and, during such period, BCI shall, and shall cause each of its subsidiaries to, furnish promptly to the Pooled Preferred Negotiating Committee (i) a copy of each report, schedule, registration statement and other document filed by it with the SEC during such period, and (ii) all other information concerning its business, properties and personnel as the Pooled Preferred Negotiating Committee or its legal or financial advisor may reasonably request. Except as required by law, the Pooled Preferred Negotiating Committee will hold, and will cause its affiliates, associates and representatives to hold, any non-public information in confidence until such time as such information otherwise becomes publicly available and shall use all reasonable efforts to ensure that such affiliates, associates and representatives do not disclose such information to others without the prior written consent of the Company. All information provided to the Pooled Preferred Negotiating Committee or its legal or financial advisor pursuant to this Section 4.07 shall be subject to those certain Confidentiality Agreements, dated December 8, 1997, between the Company and the Pooled Preferred Negotiating Committee.

          SECTION 4.08. Publicity. BCI will consult with the Pooled Preferred Negotiating Committee and they will mutually agree upon the language in any press release or public announcement pertaining to (i) the Pooled Preferred Negotiating Committee or its legal or financial advisors or (ii) the negotiations of the Merger and/or the transactions contemplated thereby between the special committee of the Board of Directors of the Company (the "Special Committee") and the Pooled Preferred Negotiating Committee or their respective legal and financial advisors, and shall not issue any such press release or make any such public announcement prior to such consultation and agreement, except that BCI may issue any such release or make any such public announcement as it determines, in its sole discretion, may be necessary or advisable under applicable law or pursuant to any listing agreement with any national securities exchange or automated quotation system that it is subject to, in which case BCI shall use reasonable efforts to consult in good faith with the Pooled Preferred Negotiating Committee (but shall not be required to obtain the agreement of the Pooled Preferred Negotiating Committee) before issuing any such press release or making any such public announcement.

          SECTION 4.09. Assumption of This Agreement Upon a Sale of the Company. In the event that prior to the Closing Date the Company (i) is acquired through a purchase, merger, or other acquisition transaction or series of transactions or (ii) engages in any sale (in one or a series of related transactions) of all or substantially all of the property and assets of the Company, in each case in a transaction approved by the Board of Directors of the Company, the Company shall require as condition of any such transaction that the acquiror or purchaser, as the case may be, assumes all of the Company's and BCI Sub's obligations under this Agreement, including but not limited to, the consummation of the Transactions.

          SECTION 4.10. No Waiver of Lock-Up Agreements. The Company shall not waive, amend or otherwise modify the provisions of those certain lock-up agreements between the Company and each of the BCI Insiders (the "Lock-Up Agreements") in such a way as to permit any BCI Insider to sell shares of BCI Common Stock or BCI Preferred Stock received pursuant to the Merger in a registered public offering for 3 years. Prior to the Closing, the Company will provide the Pooled Preferred Negotiating Committee with a copy of each of such Lock-Up Agreement.

          SECTION 4.11. Conversion of Financed Area Developer Loans. The Company shall use its best efforts to ensure that the condition to closing set forth in Section 5.02(c) hereof is satisfied at or prior to the Closing Date.


                                   ARTICLE V

                           CONDITIONS TO THE MERGER
                           ------------------------

          SECTION 5.01. Joint Conditions to the Merger. The respective obligations of each of the parties hereto to effect the Merger shall be subject to the accuracy of the representations and warranties on the part of each party herein contained, to the performance and observance by each party of all agreements herein contained to be performed and observed, and to the satisfaction at or prior to the Closing Date of the following additional conditions:

          (a) HSR Act. Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated;

          (b) Interestholders' Approvals. This Agreement and the transactions contemplated hereby shall have received the Interestholders' Approvals;

          (c) No Order. No United States or state governmental authority or other agency or commission or United States or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the acquisition of the LLC Interests by BCI or BCI Sub or any affiliate of either of them illegal or otherwise restricting, preventing or prohibiting consummation of the Transactions;

          SECTION 5.02 BCI and BCI Sub Conditions to the Merger. The respective obligations of BCI and BCI Sub to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived in whole or in part by BCI and BCI Sub at or prior to the Closing Date:

          (a) Representations and Warranties. The representations and warranties of BCEF and Market Partners made herein are at and as of the Closing Date, true and correct as if made at the Closing Date; it being understood that to the extent any such representation or warranty was made as of a specified date, the same shall be required to be true and correct as of the Closing Date, but only as to such specified date.

          (b) Agreements. All covenants, agreements and obligations of BCEF and Market Partners required to be performed hereunder at or prior to the Effective Time shall have been theretofore performed in all material respects.

          (c) Conversion of Financed Area Developer Loans. BCI shall have converted into equity of the Financed Area Developers at least that amount of the aggregate principle amount of convertible loans to the Financial Area Developers outstanding on December 28, 1997 sufficient to give BCI majority control over those Financed Area Developers which have previously waived the moratorium on conversion of such convertible loans contained in the respective secured loan agreements governing such convertible loans.

          (d) Execution of Letter of Transmittal. BCI shall have received executed Letters of Transmittal, including the release set forth therein, from the holders of at least 66 2/3% of each of the Market Partners LLC Interests and the BCEF LLC Interests.

          (e) Accreditation Status. The total number of holders of BCEF LLC Interests and Market Partners LLC Interests from whom BCI has received a properly executed Letter of Transmittal that does not include a representation that such holder is an "accredited investor", as such term is defined in Rule 501(a) of Regulation D under the 1933 Act, combined with the total number of holders of BCEF LLC Interests and Market Partners LLC Interests from whom BCI has not received a properly executed Letter of Transmittal, does not exceed 26 in the aggregate.

          SECTION 5.03 BCEF and Market Partners Conditions to the Merger". The respective obligations of BCEF and Market Partners to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions, any of which may be waived in whole or in part by BCEF and Market Partners at or prior to the Closing Date:

          (a) Certificate of Designations. The Certificate of Designations shall have been duly filed with the Delaware Secretary of State in accordance with the DGCL; and

          (b) Representations and Warranties. The representations and warranties of BCI and/or BCI Sub made herein are, at and as of the Closing Date, true and correct as if made at the Closing Date; it being understood that to the extent any such representation or warranty was made as of a specified date, the same shall be required to be true and correct as of the Closing Date, but only as to such specified date.

          (c) Agreements. All covenants, agreements and obligations of BCI and/or BCI Sub required to be performed hereunder at or prior to the Closing Date shall have been theretofore performed in all material respects.

          (d) Legal Opinion. Either (i) Paul, Weiss, Rifkind, Wharton & Garrison or (ii) Bell, Boyd & Lloyd, shall have furnished to BCEF and Market Partners their written opinion, dated as of the Closing Date, as to the matters set forth in Sections 3.01, 3.02, 3.03, 3.04, 3.06, 3.08 and 3.09, which opinion shall be in substantially the form attached hereto as Exhibit E.

          (e) Certificates. BCI and BCI Sub shall have furnished or caused to be furnished to BCEF and Market Partners at the Closing Date a certificate of an appropriate senior officer of BCI on behalf of BCI and BCI Sub, the latter executed by such Senior Officer on behalf of BCI in its corporate capacity as Manager of BCI Sub, as to the matters set forth in Sections 5.03(a), (b) and (c).

          (f) Registration Rights. The Registration Rights Agreement shall have been entered into by all parties thereto.


                                  ARTICLE VI

                       TERMINATION, AMENDMENT AND WAIVER
                       ---------------------------------

          SECTION 6.01. Termination. This Agreement may be terminated and the Merger and the other Transactions may be abandoned:

          (a) At any time prior to the Effective Time, by mutual written consent duly authorized by the Board of Directors of BCI and the respective Managers of BCEF, Market Partners and BCI Sub; provided, however, that the respective Managers of BCEF and Market Partners shall only be deemed to be authorized to terminate this Agreement if such termination has been consented to by the holders of 66-2/3% of each of the BCEF LLC Interests and the Market Partners LLC Interests; or

          (b) By any party hereto if (i) the Effective Time shall not have occurred on or before 5:00 p.m., June 30, 1998; provided, however, that the right to terminate this Agreement under this Section 6.01(b) shall not be available to any party whose failure to fulfill any obligation or condition precedent under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date; provided, further, that in the event the Company is required to pay the "break-up fee" provided for in Section 6.05 hereof, the Company may terminate this Agreement and abandon the Merger and the other Transactions; (ii) any court of competent jurisdiction in the United States or other United States governmental authority shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; or (iii) the holders of 66-2/3% of either of the BCEF LLC Interests and Market Partners LLC Interests fail to approve and adopt this Agreement.

          SECTION 6.02. Effect of Termination. In the event of the termination of this Agreement pursuant to Section 6.01, this Agreement shall forthwith become void, and there shall be no liability on the part of any party hereto, except as set forth in Sections 4.06 and 6.05 hereto, if and as applicable.

          SECTION 6.03. Amendment. This Agreement shall only be amended pursuant to a written instrument executed prior to the Closing making specific reference hereto authorized by the Board of Directors of BCI, the Manager of BCI Sub and by the holders of 66-2/3% of each of the BCEF LLC Interests and the Market Partners LLC Interests; provided, however, that, this Agreement may be amended at any time by the parties hereto in a manner which does not (i) reduce the amount or change the type of consideration into which each LLC Interest shall be converted upon consummation of the Merger or (ii) in any other way adversely affect the rights of BCI, BCEF, Market Partners or the holders of LLC Interests hereunder.

          SECTION 6.04. Waiver. At any time prior to the Effective Time, any party hereto may (i) extend the time for the performance of any obligation or other act of any other party hereto, (ii) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any agreement or condition contained herein; provided, however, that any such extension or waiver shall only be valid as to the party or parties to be bound thereby if (x) in the case of BCI or BCI Sub, such extension or waive is set forth in an instrument in writing signed by BCI and/or BCI Sub and consented to in writing by the Special Committee and (y), in the case of BCEF and/or Market Partners, such extension or waiver is approved by holders of 66-2/3% of each of the BCEF LLC Interests and the Market Partners LLC Interests.

          SECTION 6.05. Break-up Fee. In the event the Effective Time shall not have occurred on or before 5:00 p.m., June 30, 1998 as a result of the wilful failure of the Company or BCI Sub to satisfy any of the conditions set forth in Sections 5.01 or 5.03 which are within its reasonable ability and control to satisfy, and provided that neither Market Partners nor BCEF is in breach of this Agreement or has failed to satisfy a condition to the Merger, the Company shall immediately pay to the holders of LLC Interests who are not BCI Insiders, on a pro rata basis based on the proportion of LLC Interests held by such holders relative to the total number of LLC Interests held by all such holders, a penalty in the aggregate amount of $5,000,000 in cash. Any such payments shall be delivered at such holder's address as it appears on the books and records of BCI.

                                  ARTICLE VII

                  TRANSFER RESTRICTIONS; RELEASE AND TOLLING
                  ------------------------------------------

          SECTION 7.01. (a) Transfer Restrictions. The securities received by the holders of LLC Interests upon consummation of the Merger and the execution and delivery to the Company of the Letters of Transmittal shall bear a restrictive legend to the effect that (i) they have not been registered under the 1993 Act, (ii) they have been issued as consideration pursuant to a Merger Agreement dated as of March 16, 1998, (iii) unless the holder of LLC Interests has previously executed and delivered to BCI a Letter of Transmittal containing the release set forth therein, removal of the legend requires the execution of a release containing the terms set forth in Sections 7.01(c) and 7.01(d) of this Agreement and provision of evidence satisfactory to the Company and/or the transfer agent in respect of the BCI Preferred Stock or the BCI Common Stock that such securities are being transferred in compliance with all applicable securities laws. A form of such restrictive legend is attached hereto as Exhibit B.

          (b) Release. Subject to Section 7.01(d) hereof, Market Partners and BCEF, (each a "Releasor") for good and valuable consideration exchanged between the parties, the receipt and sufficiency of which are hereby acknowledged, hereby unconditionally and irrevocably waive, release and discharge the Company and the Financed Area Developers, and their respective direct and indirect shareholders, partners, affiliates, subsidiaries, officers, directors, employees, agents, representatives, heirs, legal representatives, successors and assigns and any and all of the foregoing (collectively the "Released Parties") from any and all "Claims", known and unknown, which Releasor or his or its heirs, legal representatives, successors and assigns ever had, now have or hereafter can, shall or may have (i) against the Released Parties for, upon, or by reason of any matter, cause or thing whatsoever arising out of, in connection with, or in any way related to Releasor's investment and interests in BCEF and/or Market Partners and/or the Financed Area Developers and/or the holding companies of such Financed Area Developers or (ii) against the Company that arose up to the Closing Date, except in each case, for claims arising out of this Agreement and the transactions contemplated hereby and except in the case of a Releasor who was or is an officer or director of the Company, rights under the Company's Director and Officer Insurance Policy, under the indemnification provisions of the Company's Certificate of Incorporation and under the provisions of Section 145 of the DGCL, in each case as they relate to his duties and service as an officer and director of the Company.

          "Claims" mean all actions, causes of action, suits, debts (including, without limitation, indebtedness for borrowed money), dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, liabilities (statutory or otherwise), obligations, claims (including, without limitation, claims brought by third parties claiming subrogation), damages, penalties, losses, costs, expenses (including, without limitation, attorneys' fees and disbursements) and demands whatsoever, at law, in equity or otherwise.

          (c) Letter of Transmittal Release. Each Letter of Transmittal to be signed by the holders of LLC Interests shall contain the following release provisions:

               "Subject to the tolling provision contained elsewhere in this letter (which shall be as provided in Section 7.01(d) of the Merger Agreement), the undersigned (a "Releasor") for good and valuable consideration exchanged between the parties, the receipt and sufficiency of which are hereby acknowledged, hereby unconditionally and irrevocably waives, releases and discharges the Company and the Financed Area Developers, and their respective direct and indirect shareholders, partners, affiliates, subsidiaries, officers, directors, employees, agents, representatives, heirs, legal representatives, successors and assigns and any and all of the foregoing (collectively the "Released Parties") from any and all "Claims", known and unknown, which Releasor or his or its heirs, legal representatives, successors and assigns ever had, now have or hereafter can, shall or may have (i) against the Released Parties for, upon, or by reason of any matter, cause or thing whatsoever arising out of, in connection with, or in any way related to Releasor's investment and interests in BCEF and/or Market Partners and/or the Financed Area Developers and/or the holding companies of such Financed Area Developers or (ii) against the Company that arose up to the Closing Date, except in each case, for claims arising out of this Agreement and the transactions contemplated hereby and except in the case of a Releasor who was or is an officer or director of the Company, rights under the Company's Director and Officer Insurance Policy, under the indemnification provisions of the Company's Certificate of Incorporation and under the provisions of Section 145 of the General Corporation Law of the State of Delaware, in each case as they relate to his duties and service as an officer and director of the Company, except in the case of a Releaseor who was or is a member of the Pooled Preferred Negotiating Committee, rights under that certain Professional Services Errors and Ommissions Insurance Policy issued for their benefit and under the indemnification provisions of the Fee Letter." Capitalized terms which are used in this release but not defined herein shall have the meanings given to such terms in the Merger Agreement.

               " `Claims' mean all actions, causes of action, suits, debts (including, without limitation, indebtedness for borrowed money), dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, liabilities (statutory or otherwise), obligations, claims (including, without limitation, claims brought by third parties claiming subrogation), damages, penalties, losses, costs, expenses (including, without limitation, attorneys' fees and disbursements) and demands whatsoever, at law, in equity or otherwise."

          (d) Tolling of Statute of Limitations. The Company, its officers and directors and the Financed Area Developers, its officers and directors, agree to toll the statute of limitations for any and all claims against them by holders of LLC Interests (other than claims of BCI Insiders) which may have arisen in connection with any matter related to the purchase of limited liability company interests in Market Partners and BCEF (other than claims based on fraud in connection with the Merger) until the earliest of (i) the expiration of all statutes of limitations to avoid or recover any consideration transferred to holders of LLC Interests in connection with the Merger, (ii) the entry of a final and non-appealable order confirming a plan of reorganization or plan of liquidation or closing a chapter 7 bankruptcy case so long as none of the transactions contemplated by the Agreement shall have been avoided or objected to pursuant to any provision of title 11 of the United States Code, 11 U.S.C. sections 101 et. seq. (the "Bankruptcy Code") or other applicable law, and (iii) the entry of a final order by a court of competent jurisdiction denying any and all plaintiffs recovery of any consideration transferred to holders of LLC Interests in connection with the Merger; provided, however, that if a bankruptcy case or some other similar proceeding is commenced by or against the Company and/or the Financed Area Developers within the period referred to in clause (i) above, such toll period of the statute of limitations will be extended until the latest date on which a trustee, including a debtor-in-possession, may commence an action against any holder of limited liability company interests in Market Partners and BCEF under the Bankruptcy Code or other applicable law.

          Except as provided below, during the tolling period Market Partners and BCEF and the holders of LLC Interests agree not to take any action whatsoever against any Released Party in respect of any claim they may have had and that is the subject of the release. The standstill provided for in the immediately preceding sentence will no longer be applicable, and such persons and entities shall be entitled to take any action that they were entitled to take under applicable law immediately prior to the giving of the release, if a court of competent jurisdiction enters a final order requiring such persons or entities to disgorge or the court otherwise avoids or reduces (other than in connection with a valuation of the holders' securities under a confirmed plan of reorganization or plan of liquidation) the consideration received in connection with the Merger pursuant to any provision of the Bankruptcy Code or other applicable law; provided, however, that immediately upon the commencement of any such action against one or more holders of LLC Interests, such holder(s) of LLC Interests shall be entitled to assert and use such released claims as a defense, set-off, recoupment, counterclaim and/or cross-claim against the person or entity that has commenced such action in any action to recover or otherwise avoid or reduce the consideration received in connection with the Merger; and provided further, however, that in no circumstances shall any holder of LLC Interests be entitled to a judgment or recovery in respect of any such claim or action in excess of the sum of (i) the amount of any cash and the value of any securities required to be disgorged or otherwise avoided or reduced (other than in connection with a valuation of the holders of LLC Interests' securities under a confirmed plan of reorganization or plan of liquidation) pursuant to a final non-appealable order of a court of competent jurisdiction, and (ii) an amount equal to the amount of their expenses (including without limitation attorney fees) incurred in pursuing or defending any such action.

                                 ARTICLE VIII

                              GENERAL PROVISIONS
                              ------------------

          SECTION 8.01. Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement, other than those contained in (i) Article Three, which shall survive for one year from and including the Closing Date, and (ii) those contained in Article One, Section 4.10, Section 6.05, Article Seven and Article Eight, shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 6.01, as the case may be.

          SECTION 8.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.02):

          if to BCI and BCI Sub:

               Boston Chicken, Inc.
               14103 Denver West Parkway
               P.O. Box 4086
               Golden, CO  80401-4086
               Tel:  (303) 278-9500
               Fax:  (303) 216-3490
               Attention:  General Counsel


          with a copy to:

               Paul, Weiss, Rifkind, Wharton & Garrison
               1285 Avenue of the Americas
               New York, NY  10019-6064
               Tel:  (212) 373-3000
               Fax:  (212) 757-3990
               Attention:  Robert M. Hirsh


          and to:

               Shearman & Sterling
               599 Lexington Avenue
               New York, NY  10022-6069
               Tel:  (212) 848-4000

               Fax:  (212) 848-7179
               Attention:  Faith Grossnickle

          if to BCEF or Market Partners:

               Negotiating Committee of
               BC Equity Funding, L.L.C. and
               Market Partners, L.L.C.
               123 North Wacker Drive
               Suite 900
               Chicago, Illinois 60606
               Tel: (312) 701-3062
               Fax: (312) 701-3038
               Attention: Patrick G. Ryan, Jr.

          with a copy to:

               Weil, Gotshal & Manges LLP
               767 Fifth Avenue
               New York, NY 10153-0119
               Tel:  (212) 310-8000
               Fax:  (212) 310-8007
               Attention:  Dennis J. Block

          SECTION 8.03. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

          SECTION 8.04. Entire Agreement; Assignment. Subject to [the Fee Agreement, the Indemnification Agreements and the Confidentiality Agreements], this Agreement, the Escrow Agreement and the Registration Rights Agreement and any other document or instrument referred to herein or therein constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned by operation of law or otherwise, except that BCI and BCI Sub may assign all or any of their rights and obligations hereunder to any affiliate of BCI provided that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations; provided, however, that this sentence shall in no way limit the rights of the holders of LLC Interests after the Effective Time with respect to the matters set forth in the proviso contained in Section 8.05.

          SECTION 8.05. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; provided, however, that the holders of LLC Interests who execute and deliver to BCI the Letter of Transmittal shall be third-party beneficiaries to the agreements made hereunder between the Company and BCI Sub, on the one hand, and BCEF and Market Partners, on the other hand, including, without limitation, with respect to the representations and warranties made by the Company and/or BCI Sub to BCEF and Market Partners herein, and any such holder of LLC Interests shall have the right to enforce such agreements (including, without limitation, to commence any legal proceeding in respect of any inaccuracy in or breach, violation or nonobservance of the representations, warranties, covenants or agreements made by the Company or BCI Sub herein) directly to the extent such holder deems such enforcement necessary or advisable.

          SECTION 8.06. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

          SECTION 8.07. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State.

          SECTION 8.08. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

          SECTION 8.09. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          SECTION 8.10. Certain Definitional Provisions. (a) The words "hereof", "herein" and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

          (b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

          SECTION 8.11. Obligation of BCI. Whenever this Agreement requires BCI Sub to take any action such requirement shall be deemed to include an undertaking on the part of BCI to cause BCI Sub to take such action.

          SECTION 8.12. Attorney's Fees. In the event an action or proceeding is commenced by the holders of LLC Interests (as "Plaintiff") to determine a breach of this Agreement and to obtain damages therefor (an "Action"), which Action was previously authorized by the members of the Pooled Preferred Negotiating Committee (an "Authorized Action"), and to the extent such Plaintiff is the prevailing party therein pursuant to the entry of a final order of a court of competent jurisdiction in respect of such Authorized Action, such Plaintiff shall be entitled to recover from the Company and/or BCI Sub (or any successor to either such entity) all out-of-pocket costs and expenses thereof, including, without limitation, all reasonable attorneys' fees of one counsel for the Plaintiff, as well as disbursements and related charges; provided, however, that the Company shall not be liable under this Section 8.12 for (i) any costs and expenses until after the entry of a final order of a court of competent jurisdiction, (ii) any costs and expenses in respect of more than one Authorized Action or (iii) any Authorized Action which, in whole or in part, challenges, questions or otherwise seeks to determine the enforceability of any provision in this Agreement providing for the provision of a release or execution of a Letter of Transmittal.

          IN WITNESS WHEREOF, BCI, BCI Sub and BCEF and Market Partners have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                    BOSTON CHICKEN, INC.


                                    By   /s/ Mark W. Stephens
                                       -----------------------------------
                                       Name:  Mark W. Stephens
                                       Title:  Chief Financial Officer


                                    BCI ACQUISITION SUB, L.L.C.
                                          By: Boston Chicken, Inc.,
                                          as Manager


                                    By   /s/ Joel M. Alam
                                       -----------------------------------
                                       Name:  Joel M. Alam
                                       Title:  Senior Vice President


                                    BC EQUITY FUNDING, L.L.C.

                                         By  Boston Chicken, Inc.,
                                             as Manager


                                         By /s/ Mark W. Stephens
                                            ------------------------------

                                           Name:  Mark W. Stephens
                                           Title:  Chief Financial Officer

                                    MARKET PARTNERS, L.L.C.


                                    By /s/ Alberto Finol
                                       -----------------
                                       Name:  Alberto Finol, as Manager


                                    By /s/ Thomas Githens
                                       ------------------
                                       Name:  Thomas Githens, as Manager

                                                                       EXHIBIT A
                                                                       ---------

                              BOSTON CHICKEN, INC.

                   CERTIFICATE OF DESIGNATIONS OF THE POWERS,
                    PREFERENCES AND RELATIVE, PARTICIPATING,
                       OPTIONAL AND OTHER SPECIAL RIGHTS
                          OF 10% SERIES A EXCHANGEABLE
                      PREFERRED STOCK AND QUALIFICATIONS,
                      LIMITATIONS AND RESTRICTIONS THEREOF

                      ------------------------------------

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

                      ------------------------------------

          Boston Chicken, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Company" or the "Corporation"), does hereby certify that, pursuant to authority conferred upon the board of directors of the Company (or any committee of such board of directors, the "Board of Directors") by its Certificate of Incorporation, as amended (hereinafter referred to as the "Certificate of Incorporation"), and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, said Board of Directors with full power and authority to act on behalf of the Board of Directors, at a meeting held on March 6, 1998, duly approved and adopted the following resolution (the "Resolution"):

          RESOLVED, that, pursuant to the authority vested in the Board of Directors by its Certificate of Incorporation, the Board of Directors does hereby create, authorize and provide for the issuance of 3,572,637 shares of 10% Series A Exchangeable Preferred Stock, par value $0.01 per share, with an original liquidation preference of $50 per share, having the designations, voting power, preferences and relative, participating, optional and other special rights, qualifications, limitations and restrictions thereof that are set forth in the Certificate of Incorporation and in this Resolution as follows (the terms used herein, unless otherwise defined herein, are used herein as defined in Section I hereof):

I.   Certain Definitions.
     -------------------

          As used herein, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

          "Additional Preferred Stock" means any additional shares of preferred stock issued by the Company after the issuance of the 10% Series A Exchangeable Preferred Stock.

          "Board of Directors" means the Board of Directors of the Company.

          "Business Day" means a day other than a Saturday, Sunday, national or New York State holiday or other day on which commercial banks in New York City are authorized or required by law to close.

          "Capital Stock" means any and all shares, interests, participation, rights or other equivalents (however designated) of corporate stock.

          "Change of Control" means any of the following:

          (i) the acquisition by any "person" or "group" (as such terms are defined in the Exchange Act) through a purchase, merger, or other acquisition transaction or series of transactions, of more than 50.0% of the total voting power of all shares of Voting Stock of the Company; or

          (ii) any consolidation of the Company with, or merger of the Company into, any other Person or the merger of any other Person into the Company or any series of related transactions other than any such transaction where (x) the outstanding Voting Stock of the Company is not converted or is converted or exchanged solely for voting common stock of the surviving corporation, in each case that would not result in a Change of Control pursuant to clause (i) above, or (y) such transaction is effected primarily to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding Common Stock solely into shares of common stock of the surviving entity; or

          (iii) if during any period of two years, individuals who were members of the Board of Directors at the beginning of such period, together with individuals nominated to the Board of Directors or appointed to fill vacancies on the Board of Directors by a majority of such initial directors still remaining, cease for any reason to constitute at least a majority of the members of the Board of Directors (excluding, for purposes of this calculation, any director who dies during such period); or

          (iv) any sale, lease or exchange (in one or a series of related transactions) of all or substantially all of the property and assets of the Company (other than any refinancing of any indebtedness or lease obligations of the Company in existence on the date hereof) to another "person" or "group".

          "Change of Control Date" has the meaning specified in Section VII(A) hereof.

          "Change of Control Optional Redemption Price" has the meaning specified in Section VII(A) hereof.

          "Common Stock" means the common stock, par value $.01 per share, of the Company.

          "Corporation" or "Company" means Boston Chicken, Inc.

          "Dividend Payment Date" means each January 1, April 1, July 1 and October 1 of each year on which dividends shall be paid or are payable, any Redemption Date and any other date on which dividends in arrears may be paid.

          "Dividend Period" means the Initial Dividend Period and, thereafter, each Quarterly Dividend Period.

          "Dividend Record Date" means, with respect to the dividend payable on each Dividend Payment Date, the close of business on the fifteenth day immediately preceding such Dividend Payment Date, or such other record date as may be designated by the Board of Directors with respect to the dividend payable on such Dividend Payment Date; provided, however, that such record date may not be more than 60 days or less than ten days prior to such Dividend Payment Date.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

          "Exchange Date" has the meaning specified in Section IX(A) hereof.

          "Exchange Debentures" shall mean the 10% Subordinated Debentures due 2005 of the Company into which the 10% Series A Exchangeable Preferred Stock are exchangeable at the option of the Company.

          "Exchange Indenture" has the meaning specified in Section VIII(D) hereof.

          "Exchange Notice" has the meaning specified in Section IX(A) hereof.

          "Holder" means a registered holder of shares of 10% Series A Exchangeable Preferred Stock.

          "Immediate Family Members" means an individual's spouse, parents, children and siblings.

          "Initial Dividend Period" means the dividend period commencing on and including the Original Issue Date and ending on and including October 1, 1998.

          "Junior Securities" has the meaning specified in Section III(A)(i) hereof.

          "Liquidation Preference" means, at any time, the Original Liquidation Preference, plus an amount equal to all accumulated and unpaid dividends thereon to the date, if any, fixed for voluntary or involuntary liquidation, dissolution or winding up of the Company. The Liquidation Preference of a share of 10% Series A Exchangeable Preferred Stock will increase by the amount of accumulated and unpaid dividends on such share and will decrease only to the extent such dividends are actually paid, all as provided in Section IV hereof.

          "Mandatory Redemption Date" means June [   ], 2005.

          "Mandatory Redemption Price" has the meaning specified in Section VI(B) hereof.

          "Offer to Purchase" means a written offer (the "Offer") sent by the Company by first class mail, postage prepaid, to each Holder at his registered address as set forth on the books and records of the Transfer Agent on the date of the Offer offering to purchase up to the Original Liquidation Preference of 10% Series A Exchangeable Preferred Stock specified in such Offer at the purchase price specified in such Offer (as determined pursuant to this Certificate of Designations). The Offer shall specify an expiration date (the "Expiration Date") of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of such Offer and a settlement date (the "Purchase Date") for purchase of shares of Preferred Stock within three Business Days after the Expiration Date. The Company shall notify the Transfer Agent at least 15 days (or such shorter period as is acceptable to the Transfer Agent) prior to the mailing of the Offer of the Company's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's request, by the Transfer Agent, in the name and at the expense of the Company. The Offer shall contain information concerning the business of the Company and its Subsidiaries which, at a minimum, shall include (i) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the documents required to be filed with the Transfer Agent pursuant to this Certificate of Designations (which requirements may be satisfied by delivery of such documents together with the Offer), (ii) a description of material developments in the Company's business subsequent to the date of the latest of such financial statements referred to in clause (i) (including a description of the events requiring the Company to make the Offer to Purchase), (iii) if required under applicable law, pro forma financial information concerning, among other things, the Offer to Purchase and the events requiring the Company to make the Offer to Purchase and (iv) any other information required by applicable law to be included therein. The Offer shall contain all instructions and materials necessary to enable such Holders to tender their shares of 10% Series A Exchangeable Preferred Stock pursuant to the Offer to Purchase. The Offer shall also state: (l) the section of this Certificate of Designations pursuant to which the Offer to Purchase is being made; (2) the Expiration Date and the Purchase Date; (3) the aggregate Original Liquidation Preference of the outstanding shares of 10% Series A Exchangeable Preferred Stock offered to be purchased by the Company pursuant to the Offer to Purchase (the "Purchase Amount"); (4) the purchase price to be paid by the Company for each $50 aggregate Original Liquidation Preference of 10% Series A Exchangeable Preferred Stock accepted for payment (as specified pursuant to this Certificate of Designations) (the "Purchase Price"); (5) the Holder may tender all or any portion of the 10% Series A Exchangeable Preferred Stock registered in the name of such Holder and that any portion of 10% Series A Preferred Stock tendered must be tendered in an integral multiple of $50 of Original Liquidation Preference; (6) the place or places where the shares of 10% Series A Exchangeable Preferred Stock are to be surrendered for tender pursuant to the Offer to Purchase; (7) that dividends on any shares of 10% Series A Exchangeable Preferred Stock not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue; (8) that on the Purchase Date the Purchase Price will become due and payable upon each share of 10% Series A Exchangeable Preferred Stock being accepted for payment pursuant to the Offer to Purchase; (9) that each Holder electing to tender shares of 10% Series A Exchangeable Preferred Stock pursuant to the Offer to Purchase will be required to surrender such 10% Series A Exchangeable Preferred Stock at the place or places specified in the Offer prior to the close of business on the Expiration Date (such 10% Series A Exchangeable Preferred Stock being, if the Company or the Transfer Agent so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Transfer Agent duly executed by, the Holder thereof or his attorney duly authorized in writing); (10) that Holders will be entitled to withdraw all or any portion, in integral multiples of $50, of the 10% Series A Exchangeable Preferred Stock tendered if the Company (or its paying agent) receives, not later than the close of business on the Expiration Date, a facsimile transmission or letter setting forth the name of the Holder, the certificate number or numbers of the 10% Series A Exchangeable Preferred Stock the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender and, in the aggregate, the Original Liquidation Preference of the amount being withdrawn thereunder, plus the amount equal to all accumulated and unpaid dividends thereon (as specified in this Certificate of Designations); (11) that the Company shall purchase all such shares of 10% Series A Exchangeable Preferred Stock duly tendered and not withdrawn pursuant to the Offer to Purchase; and (12) that in the case of any Holder whose shares of 10% Series A Exchangeable Preferred Stock are purchased only in part, the Company shall execute, and the Transfer Agent shall countersign and deliver to the Holder of such 10% Series A Exchangeable Preferred Stock without service charge, new shares of 10% Series A Exchangeable Preferred Stock of any authorized denomination as requested by such Holder, in an aggregate Original Liquidation Preference equal to and in exchange for the unpurchased portion of the aggregate Original Liquidation Preference of the 10% Series A Exchangeable Preferred Stock so tendered. Any Offer to Purchase shall be governed by and effected in accordance with the Offer for such Offer to Purchase.

          "Optional Redemption Price" has the meaning specified in Section VI(A)(i) hereof.

          "Original Issue Date" means the date on which shares of 10% Series A Exchangeable Preferred Stock were first issued or were first required to be issued by the Company.

          "Original Liquidation Preference" means $50 per share of 10% Series A Exchangeable Preferred Stock.

          "Parity Securities" has the meaning specified in Section III(A)(ii) hereof.

          "Person" means any individual, partnership, corporation, business trust, joint stock company, limited liability company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

          "Purchase Date" has the meaning specified in Section I hereof under "Offer to Purchase".

          "Quarterly Dividend Period" means the quarterly period commencing on and including a Dividend Payment Date and ending on and including the day immediately preceding the next subsequent Dividend Payment Date.

          "Redemption Date" has the meaning specified in Section VI(C)(i) hereof.

          "Redemption Notice" has the meaning specified in Section VI(C)(i) hereof.

          "Registration Rights Agreement" means the agreement, dated June [ ], 1998, among the Company, BCI Acquisition Sub, L.L.C., BC Equity Funding L.L.C. and Market Partners, L.L.C. pursuant to which the Company has agreed to register, among other Securities, [_____________] shares of 10% Series A Exchangeable Preferred Stock with the SEC.

          "SEC" means the Securities and Exchange Commission.

          "Shelf Registration Statement" has the meaning given to such term in the Registration Rights Agreement.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

          "Senior Securities" has the meaning specified in Section III(A)(iii) hereof.

          "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than fifty percent (50%) of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof.

          "Transfer Agent" means Harris Trust and Savings Bank or any successor transfer agent.

          "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two business days prior to the date fixed for redemption of the 10% Series A Exchangeable Preferred Stock or, if such Statistical Release is no longer published, any publicly available source of similar market data with a constant maturity most nearly equal to the then remaining period to the Mandatory Redemption Date of the 10% Series A Exchangeable Preferred Stock); provided, however, that if such period of the 10% Series A Exchangeable Preferred Stock is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given.

          "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

          "Trustee" means [                   ], as Trustee under the Exchange
Indenture, or any successor Trustee appointed in accordance with the terms of the Exchange Indenture.

          "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to vote in the general election of directors of the Company.


II.  Designation.
     -----------

          The series of preferred stock authorized hereunder shall be designated as the "10% Series A Exchangeable Preferred Stock". The number of shares constituting such series shall be 3,572,637, consisting of an initial issuance of 2,536,000 shares plus up to a maximum of 1,036,637 additional shares which may be issued to pay dividends on 10% Series A Exchangeable Preferred Stock in accordance with Section IV(A) hereof. The par value of the 10% Series A Exchangeable Preferred Stock shall be $0.01 per share of 10% Series A Exchangeable Preferred Stock, and the original liquidation preference of the 10% Series A Exchangeable Preferred Stock shall be $50 per share.

III. Ranking.
     -------

          (A) The 10% Series A Exchangeable Preferred Stock shall rank, with respect to dividends and distributions upon the liquidation, dissolution or winding-up of the Company:

               (i) senior to all classes or series of Common Stock of the Company and any Capital Stock of the Company, including any series of Additional Preferred Stock hereafter created by the Board of Directors after the issuance of the 10% Series A Exchangeable Preferred Stock, the terms of which Capital Stock or Additional Preferred Stock expressly provide that it ranks junior to the 10% Series A Exchangeable Preferred Stock as to dividends and distributions upon liquidation, dissolution or winding-up of the Company (collectively referred to as "Junior Securities"); and

               (ii) on a parity with any Capital Stock of the Company, including any series of Additional Preferred Stock hereafter created by the Board of Directors after the issuance of the 10% Series A Exchangeable Preferred Stock, the terms of which expressly provide that it ranks on a parity with the 10% Series A Exchangeable Preferred Stock as to dividends and distributions upon the liquidation, dissolution or winding-up of the Company (collectively referred to as "Parity Securities"); and

               (iii) junior to any Capital Stock of the Company, including any series of Additional Preferred Stock hereafter created by the Board of Directors after the issuance of the 10% Series A Exchangeable Preferred Stock, the terms of which expressly provide that it ranks senior to the 10% Series A Exchangeable Preferred Stock as to dividends and distributions upon the liquidation, dissolution or winding-up of the Company ("Senior Securities").

IV.  Dividends.
     ---------

          (A) Beginning on the Original Issue Date, Holders shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends on each outstanding share of 10% Series A Exchangeable Preferred Stock, at a rate per annum equal to 10% of the Liquidation Preference per share of the 10% Series A Exchangeable Preferred Stock, payable with respect to each Dividend Period; provided, however, that if the Shelf Registration Statement has not been declared effective on or before the 150th day after the Original Issuance Date, such dividend rate per annum will increase to 11% on the 151st day after such Original Issuance Date and shall further increase by 0.5% for each period of 90 days thereafter (for greater certainty, if applicable, the first 90-day period would commence on the 241st day after the Original Issuance Date and end on the 330th day after the Original Issuance Date and the next 90-day period would commence on the 331st day after the Original Issuance Date) until the Shelf Registration Statement is declared effective by the SEC, up to a maximum of 12%. In the event the annual dividend rate increases pursuant to this Section IV(A), on the date immediately following the date the Shelf Registration Statement is declared effective by the SEC, such annual dividend rate will be reduced to 10%. All dividends shall be cumulative, whether or not earned or declared for any reason, on a daily basis from the Original Issuance Date and shall be payable in arrears for each Dividend Period on each Dividend Payment Date, commencing on October 1, 1998. Before June [__], 2001, dividends may, at the option of the Company, be paid either in cash or additional shares of fully paid and non-assessable shares (including fractional shares) of 10% Series A Exchangeable Preferred Stock with an aggregate Liquidation Preference equal to the amount of such dividend (or in any combination of cash and such shares). On or after June [__], 2001, dividends shall be paid only in cash. The annual dividend rate will permanently increase by 25 basis points per quarter for each quarter after June [__], 2001 in which dividends are not paid in cash.

          (B) Each dividend paid on the 10% Series A Exchangeable Preferred Stock shall be payable to Holders of record as their names shall appear in the stock ledger of the Company on the Dividend Record Date for such dividend, except that dividends in arrears for any past Dividend Payment Date may be declared and paid at any time without reference to such regular Dividend Payment Date to Holders of record on a later dividend record date determined by the Board of Directors.

          (C) Dividends shall cease to accumulate in respect of shares of 10% Series A Exchangeable Preferred Stock on the day prior to the Exchange Date or on the day of their earlier redemption, unless the Company shall have failed to issue the appropriate aggregate principal amount of Exchange Debentures in respect of the 10% Series A Exchangeable Preferred Stock on the Exchange Date or shall have failed to pay the relevant redemption price on the date fixed for redemption.

          (D) All dividends paid with respect to shares of the 10% Series A Exchangeable Preferred Stock shall be paid pro rata to the Holders entitled thereto based upon the number of shares of 10% Series A Exchangeable Preferred Stock held by each such Holder on the relevant Dividend Record Date.

          (E) No full dividends shall be declared by the Board of Directors or paid or funds set apart for payment by the Company on the 10% Series A Exchangeable Preferred Stock or any Parity Securities for any period unless full cumulative dividends have been or contemporaneously are declared and paid, or declared and (in the case of dividends payable in cash) a sum set apart sufficient for such payment, on the 10% Series A Exchangeable Preferred Stock and any Parity Securities for all Dividend Periods terminating on or prior to the date of payment of such full dividends on the 10% Series A Exchangeable Preferred Stock or such Parity Securities. If any dividends are not paid in full, as aforesaid, upon the shares of the 10% Series A Exchangeable Preferred Stock and any Parity Securities, all dividends declared upon shares of the 10% Series A Exchangeable Preferred Stock and any other Parity Securities shall be declared pro rata so that the amount of dividends declared per share on the 10% Series A Exchangeable Preferred Stock and such Parity Securities shall in all cases bear to each other the same ratio that accumulated and unpaid dividends per share on the 10% Series A Exchangeable Preferred Stock and such Parity Securities bear to each other. Except as contemplated herein, no interest or additional dividends, or sum of money in lieu of interest or additional dividends, shall be payable in respect of any dividend payment or payments on the 10% Series A Exchangeable Preferred Stock or any Parity Securities which may be in arrears.

          (F) So long as any shares of the 10% Series A Exchangeable Preferred Stock are outstanding, except with respect to (i) repurchases of Common Stock, or warrants, rights, calls or options exercisable for or convertible into Common Stock, issued under the Company's stock incentive programs, and (ii) dividends or distributions payable in kind in additional shares of, or warrants, rights, calls or options exercisable for or convertible into additional shares of, Junior Securities, the Company shall not declare, pay or set apart for payment any dividend on any Junior Securities (except dividends on Junior Securities payable in additional shares of Junior Securities), or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any of the Junior Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Securities (excluding any convertible debt securities), and shall not permit any corporation or other entity directly or indirectly controlled by the Company to purchase or redeem any of the Junior Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Securities, unless prior to or concurrently with such declaration, payment, setting apart for payment, purchase, redemption or distribution, as the case may be, all accumulated and unpaid dividends on shares of the 10% Series A Exchangeable Preferred Stock not paid on the dates provided for in Section IV(A) hereof (and, to the extent previously due but not yet paid, any and all redemption payments on the 10% Series A Exchangeable Preferred Stock) shall have been or are concurrently being paid.

          (G) Dividends payable on shares of the 10% Series A Exchangeable Preferred Stock for any period less than a year shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period for which payable. If any Dividend Payment Date occurs on a day that is not a Business Day, any accumulated and unpaid dividends otherwise payable on such Dividend Payment Date shall be paid on the next succeeding Business Day.

          (H) For federal income tax purposes, distributions with respect to the 10% Series A Exchangeable Preferred Stock will not qualify as dividends and will be treated as a return of capital until the Company has earnings and profits.

V.   Payment on Liquidation.
     ----------------------

          (A) Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, Holders will be entitled to receive out of the assets of the Company available for distribution to the holders of its Capital Stock, whether such assets are capital, surplus or earnings, an amount in cash equal to the Liquidation Preference, before any payment shall be made or any assets distributed to the holders of any of the Junior Securities, determined as of the date of such voluntary or involuntary liquidation, dissolution or winding-up. Except as set forth in the preceding sentence, Holders shall not be entitled to any distribution in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Company. If upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Company, the assets of the Company are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of the 10% Series A Exchangeable Preferred Stock and all Parity Securities, then the holders of all such shares shall share equally and ratably in any distribution of assets in proportion to the full liquidation preferences, determined as of the date of such voluntary or involuntary liquidation, dissolution or winding-up, to which they are entitled.

          (B) For the purposes of this Section V only, neither the sale, lease, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more corporations shall be deemed to be a liquidation, dissolution or winding-up of the Company (unless such sale, conveyance, exchange or transfer is in connection with a dissolution or winding-up of the business of the Company).

VI.  Redemption.
     ----------

          (A) Optional Redemption. (i) The Company may, at its option, redeem (subject to contractual and other restrictions with respect thereto and the legal availability of funds therefor), at any time, from any source of funds legally available therefor, in whole or in part, in the manner provided in
Section VI(C) hereof, any or all of the shares of the 10% Series A Exchangeable Preferred Stock, at the redemption prices (expressed as a percentage of the Original Liquidation Preference thereof, determined as of such Redemption Date) set forth below plus an amount in cash equal to all accumulated and unpaid dividends per share, if any, to the Redemption Date (the "Optional Redemption Price"):

          Through the first anniversary
          of the Original Issue Date.......................................50.0%

          Thereafter for the next three
          month period.....................................................52.5%

          Thereafter for the next three
          month period.....................................   55.0%

          Thereafter for the next three
          month period.....................................   57.5%

          Thereafter for the next three
          month period.....................................   60.0%

          Thereafter for the next three
          month period.....................................   62.5%

          Thereafter for the next three
          month period.....................................   65.0%

          Thereafter for the next three
          month period.....................................   67.5%

          Thereafter for the next three
          month period.....................................   70.0%

          Thereafter through the fourth
          anniversary of the Original Issue Date...........   80.0%

          Thereafter through the fifth
          anniversary of the Original Issue Date...........   90.0%

          Thereafter through but not including the
          seventh anniversary of the Original Issue Date...  100.0%

          Thereafter.......................................  110.0%

          (ii) In the event of a redemption pursuant to this Section VI(A) of only a portion of the then outstanding shares of 10% Series A Exchangeable Preferred Stock, the Company shall effect such redemption pro rata according to the number of shares held by each Holder of such 10% Series A Exchangeable Preferred Stock or by lot, as determined by the Company, except that the Company may redeem such shares held by any Holders of fewer than 1000 shares (or shares held by Holders who would hold less than 100 shares as a result of such redemption), as determined by the Company in its sole discretion.

          (B) Mandatory Redemption. On the Mandatory Redemption Date, the Company shall redeem from any source of funds legally available therefor, in the manner provided in Section VI(C) below, all of the shares of the 10% Series A Exchangeable Preferred Stock then outstanding at a redemption price equal to 110% of the Original Liquidation Preference thereof, plus an amount in cash equal to all accumulated and unpaid dividends per share, if any, to the Redemption Date (the "Mandatory Redemption Price").

          (C) Procedure for Redemption. (i) Not more than sixty (60) and not less than thirty (30) days prior to the date fixed for any redemption of the 10% Series A Exchangeable Preferred Stock, written notice (the "Redemption Notice") shall be given by first-class mail, postage prepaid, to each Holder of record of shares to be redeemed on the record date fixed for such redemption of the 10% Series A Exchangeable Preferred Stock at such Holder's address as the same appears on the stock ledger of the Company, provided, however, that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of 10% Series A Exchangeable Preferred Stock to be redeemed except as to the Holder or Holders to whom the Company has failed to give such notice or except as to the Holder or Holders whose notice was defective. The Redemption Notice shall state:

          (a) whether the redemption is pursuant to Section VI(A)(i) or VI(B) hereof;

          (b) the Optional Redemption Price or Mandatory Redemption Price, as the case may be;

          (c) whether all or less than all the outstanding shares of the 10% Series A Exchangeable Preferred Stock are to be redeemed and the total number of shares of such 10% Series A Exchangeable Preferred Stock being redeemed;

          (d) the number of shares of 10% Series A Exchangeable Preferred Stock held by the Holder that the Company intends to redeem;

          (e) the date fixed for redemption (the "Redemption Date");

          (f) that the Holder is to surrender to the Company, at the place or places, which shall be designated in such Redemption Notice, its certificates representing the shares of 10% Series A Exchangeable Preferred Stock to be redeemed;

          (g) that dividends on the shares of the 10% Series A Exchangeable Preferred Stock to be redeemed shall cease to accumulate on the day of such Redemption Date unless the Company defaults in the payment of the Optional Redemption Price or Mandatory Redemption Price, as the case may be; and

          (h) the name of any bank or trust company performing the duties referred to in Section VI(C)(v) below.

          (ii) On or before the Redemption Date, each Holder of 10% Series A Exchangeable Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares of 10% Series A Exchangeable Preferred Stock to the Company, in the manner and at the place designated in the Redemption Notice, and on the Redemption Date the full Optional Redemption Price or Mandatory Redemption Price, as the case may be, for such shares shall be payable in cash to the Person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be returned to authorized but unissued shares in accordance with Section XI. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

          (iii) Unless the Company defaults in the payment in full of the applicable redemption price, dividends on the 10% Series A Exchangeable Preferred Stock called for redemption shall cease to accumulate on the Redemption Date, and the Holders of such shares shall cease to have any further rights with respect thereto on the Redemption Date, other than the right to receive the Optional Redemption Price or Mandatory Redemption Price, as the case may be, without interest.

          (iv) If a Redemption Notice shall have been duly given, and if, on or before the Redemption Date specified therein, all funds necessary for such redemption shall have been set aside by the Company, separate and apart from its other funds, in trust for the pro rata benefit of the Holders of the 10% Series A Exchangeable Preferred Stock called for redemption so as to be and continue to be available therefor, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, all shares so called for redemption shall no longer be deemed outstanding, and all rights with respect to such shares shall forthwith on such Redemption Date cease and terminate, except only the right of the Holders thereof to receive the Optional Redemption Price or Mandatory Redemption Price, as the case may be, without interest.

          (v) If a Redemption Notice shall have been duly given or if the Company shall have given to the bank or trust company hereinafter referred to irrevocable authorization promptly to give such notice, and if on or before the Redemption Date specified therein the funds necessary for such redemption shall have been deposited by the Company with such bank or trust company in trust for the pro rata benefit of the Holders of the 10% Series A Exchangeable Preferred Stock called for redemption, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, from and after the time of such deposit, all shares so called, or to be so called pursuant to such irrevocable authorization, for redemption shall no longer be deemed to be outstanding and all rights with respect of such shares shall forthwith cease and terminate, except only the right of the Holders thereof to receive from such bank or trust company at any time after the time of such deposit the funds so deposited, without interest. The aforesaid bank or trust company shall be organized and in good standing under the laws of the United States of America or of the State of New York, shall be doing business in the Borough of Manhattan, The City of New York, shall have capital, surplus and undivided profits aggregating at least $100,000,000 according to its last published statement of condition, and shall be identified in the Redemption Notice. Any interest accrued on such funds shall be paid to the Company from time to time. Any funds so set aside or deposited, as the case may be, and unclaimed at the end of three years from such Redemption Date shall, to the extent permitted by law, be released or repaid to the Company, after which repayment the Holders of the shares so called for redemption shall look only to the Company for payment thereof.

VII.  Change of Control.
      -----------------

          (A) Upon the occurrence of a Change of Control, the Company shall be required (subject to any contractual and other restrictions with respect thereto and the legal availability of funds therefor) to make an Offer to Purchase (as provided for herein) to each Holder of shares of 10% Series A Exchangeable Preferred Stock to repurchase all or any part of such Holder's shares of 10% Series A Exchangeable Preferred Stock at the prevailing "Change of Control Optional Redemption Price" at the time of the event (the "Change of Control Date"). "Change of Control Optional Redemption Price" means the following percentages of Original Liquidation Preference plus an amount in cash equal to all accumulated and unpaid dividends thereon to the Change of Control Date as set forth below:

               Through the first anniversary of
               the Original Issue Date.......................  65.0%

               Thereafter through the second
               anniversary of the Original Issue Date .......  75.0%

               Thereafter through the third
               anniversary of the Original Issue Date........  85.0%

               Thereafter through the fourth
               anniversary of the Original Issue Date........  92.0%

               Thereafter through the fifth
               anniversary of the Original Issue Date........  99.0%

               Thereafter through the sixth
               anniversary of the Original Issue Date........ 105.0%

               Thereafter through the seventh
               anniversary of the Original Issue Date........ 110.0%

          (B) Within 30 days following any Change of Control Date, the Company shall mail an Offer to Purchase to such Holder.

          (C) On the Purchase Date, (i) the Company shall, to the extent lawful,
(a) accept for payment shares of 10% Series A Exchangeable Preferred Stock tendered pursuant to the Offer to Purchase, (b) promptly mail to each Holder of shares of 10% Series A Exchangeable Preferred Stock so accepted payment in an amount equal to the Change of Control Optional Redemption Price for such shares and (c) arrange to have promptly authenticated and mailed (or cause to be transferred by book entry) to each Holder a new share certificate representing any unpurchased shares of the 10% Series A Exchangeable Preferred Stock represented by the certificate tendered pursuant to the Offer, if any, and (ii) unless the Company defaults in the payment for the shares of 10% Series A Exchangeable Preferred Stock tendered pursuant to the Offer to Purchase, dividends shall cease to accrue with respect to the shares of 10% Series A Exchangeable Preferred Stock tendered and all rights of Holders of such tendered shares shall terminate, except for the right to receive payment therefor, on the Purchase Date. The Company shall publicly announce the results of the Offer to Purchase on or as soon as practicable after the Purchase Date.

          (D) The Company shall comply with Rule 14e-1 under the Exchange Act and any securities laws and regulations to the extent such laws and regulations are applicable to the repurchase of shares of the 10% Series A Exchangeable Preferred Stock in connection with a Change of Control.

          (E) In the event a Change of Control occurs within six months following an optional redemption under Section VI(A)(i), the Company shall be required to immediately pay the Holders of the 10% Series A Exchangeable Preferred Stock whose shares were so redeemed the difference between (i) the Change of Control Optional Redemption Price that would have been paid if the Series A Preferred Stock had been redeemed on the date of the Change of Control and (ii) the Optional Redemption Price previously paid.

VIII.  Voting Rights.
       -------------

          (A) Holders, except as otherwise required under Delaware law and as set forth in paragraphs (B) and (C) below, shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Company.

          (B) Without the approval of Holders of at least a majority of the shares of 10% Series A Exchangeable Preferred Stock then outstanding, voting or consenting, as the case may be, separately as a single class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting called for the purpose, the Company will not amend, modify or repeal the Certificate of Designations so as to adversely affect the specified designations, rights, preferences, privileges or voting rights of the 10% Series A Exchangeable Preferred Stock. The authorization or consummation of a transaction that results in the 10% Series A Exchangeable Preferred Stock being converted or exchanged for or becoming shares of a resulting entity shall not constitute an amendment, modification or repeal of this Certificate of Designations for purposes of this Section VIII.

          (C) Without the approval of the Holders of the 10% Series A Exchangeable Preferred Stock, the Company shall be permitted to issue Senior Securities only if such Senior Securities are issued (i) in exchange for securities that are senior to the 10% Series A Exchangeable Preferred Stock,
(ii) for cash in a public offering of securities offered and sold pursuant to an effective registration statement or pursuant to Rule 144A under the Securities Act (a "Public Offering"), or (iii) for cash in a sale of securities that is not a Public Offering, provided that if any of the purchasers in such private placement are, or are "controlled" by (as such term is defined in Rule 405 under the Securities Act), the Company, its officers or directors or their Immediate Family Members, the Company will obtain an opinion from a nationally recognized investment banking firm that the transaction is fair to the Company from a financial point of view

          (D) Prior to the exchange of 10% Series A Exchangeable Preferred Stock for Exchange Debentures in accordance with Section IX, the Company shall not amend or modify the indenture dated June [__], 1998 between the Company and the Trustee for the Exchange Debentures (the "Exchange Indenture"), a copy of which is on file at the principal executive offices of the Company, without the affirmative vote or consent of Holders of at least a majority of the shares of 10% Series A Exchangeable Preferred Stock then outstanding, voting or consenting, as the case may be, separately as a single class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting called for the purpose; provided that the Company and the Trustee shall be permitted, without any vote or consent of the Holders, to effect any amendments to the Exchange Indenture that could have been effected under the Exchange Indenture without the consent of holders of Exchange Debentures if any Exchange Debentures were then outstanding.

          (E) The Holders of at least a majority of the shares of 10% Series A Exchangeable Preferred Stock then outstanding, voting or consenting, as the case may be, separately as a single class, whether voting in person or by proxy, either in writing or by resolution adopted at an annual or special meeting called for the purpose, may waive compliance with any provision of this Certificate of Designations.

          (F) Notwithstanding anything herein to the contrary, (i) the creation, authorization or issuance of any shares of any Parity Securities or Junior Securities or (ii) the increase or decrease in the amount of authorized Capital Stock of any class, including any preferred stock, shall not require the consent of the Holders of 10% Series A Exchangeable Preferred Stock and shall not be deemed to affect adversely the rights, preferences, privileges or voting rights of Holders of 10% Series A Exchangeable Preferred Stock.

IX.  Exchange.

          (A) The Company may, at its option, at any time, exchange the shares of 10% Series A Exchangeable Preferred Stock, in whole but not in part, for the Exchange Debentures to be issued pursuant to an Exchange Indenture (such date, the "Exchange Date"). Notwithstanding the foregoing, the Company may not exercise such exchange option unless all accumulated and unpaid dividends in respect of shares of 10% Series A Exchangeable Preferred Stock surrendered to the Company upon exchange shall have been paid either in cash or, in respect of accumulated and unpaid dividends prior to June [__], 2001, at the option of the Company, in cash or a principal amount of Exchange Debentures equal to such amount in lieu of a payment in cash; provided that, the Company may elect to set aside Exchange Debentures (in respect of accumulated and unpaid dividends prior to June [__], 2001) or funds to provide for the payment in full of such dividends. At least thirty (30) and not more than sixty (60) days prior to the date fixed for exchange, the Company shall send a written notice (the "Exchange Notice") of exchange by mail to each Holder, which notice shall state: (a) that the Company has elected to exchange the 10% Series A Exchangeable Preferred Stock into Exchange Debentures pursuant to this Certificate of Designations; (b) the Exchange Date; (c) that the Holder is to surrender to the Company, at the place or places and in the manner designated in the Exchange Notice, its certificate or certificates representing the shares of 10% Series A Exchangeable Preferred Stock;

(d) that dividends on the shares of 10% Series A Exchangeable Preferred Stock to be exchanged shall cease to accumulate at the close of business on the day prior to the Exchange Date, whether or not certificates for shares of 10% Series A Exchangeable Preferred Stock are surrendered for exchange on the Exchange Date, unless the Company shall default in the delivery of Exchange Debentures; and (e) that interest on the Exchange Debentures shall accrue from the Exchange Date whether or not certificates for shares of 10% Series A Exchangeable Preferred Stock are surrendered for exchange on the Exchange Date. On the Exchange Date, if the conditions set forth in clauses (i) through (iv) below are satisfied and if the exchange is then permitted under the Exchange Indenture, the Company shall issue Exchange Debentures in exchange for the 10% Series A Exchangeable Preferred Stock as provided in the next paragraph, provided that on the Exchange
Date: (i) there shall be legally available funds sufficient for the exchange to occur (including, without limitation, legally available funds sufficient therefor under Sections 160 and 170 (or any successor provisions), to the extent applicable, of the General Corporation Law of the State of Delaware); (ii) either (a) a registration statement relating to the Exchange Debentures shall have been declared effective under the Securities Act prior to such exchange and shall continue to be in effect on the Exchange Date or (b)(1) the Company shall have obtained a written opinion of counsel acceptable to the Company that an exemption from the registration requirements of the Securities Act is available for such exchange and (2) such exemption is relied upon by the Company for such exchange; (iii) the Exchange Indenture and the Trustee shall have been qualified under the Trust Indenture Act or the Company shall have obtained a written opinion of counsel that such qualification is not required; and (iv) immediately after giving effect to such exchange, no Default or Event of Default (each as defined in the Exchange Indenture) would exist under the Exchange Indenture. In the event that any of the conditions set forth in clauses (i) through (iv) of the preceding sentence are not satisfied on the Exchange Date, then no shares of 10% Series A Exchangeable Preferred Stock shall be exchanged, and in order to effect an exchange as provided for in this Section IX, the Company shall be required to fix another date for the exchange and issue a new Exchange Notice.

          (B) Upon any exchange pursuant to Section IX(A), Holders shall be entitled to receive a principal amount of Exchange Debentures equal to the Liquidation Preference of 10% Series A Exchangeable Preferred Stock, plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends thereon, if any, to the Exchange Date; provided that the Company shall pay cash in lieu of issuing an Exchange Debenture in a principal amount of less than $1,000 and provided further that the Exchange Debentures will be issuable only in denominations of $1,000 and integral multiples thereof. If any amount is owed by the Company in respect of accumulated and unpaid dividends relating to any Dividend Period prior to June [__], 2001, such amount may, at the option of the Company, be paid in a principal amount of Exchange Debentures equal to such amount in lieu of a payment in cash.

          (C) On or before the Exchange Date, each Holder shall surrender the certificate or certificates representing such shares of 10% Series A Exchangeable Preferred Stock, in the manner and at the place designated in the Exchange Notice. The Company shall cause the Exchange Debentures to be executed on the Exchange Date and, upon surrender in accordance with the Exchange Notice of the certificates for any shares of 10% Series A Exchangeable Preferred Stock so exchanged (properly endorsed or assigned for transfer, if the

Exchange Notice shall so state), such shares shall be exchanged by the Company into Exchange Debentures as aforesaid. The Company shall pay interest on the Exchange Debentures at the rate and on the dates specified therein from the Exchange Date.

          (D) If the Exchange Notice has been mailed as aforesaid, and if before the Exchange Date all Exchange Debentures necessary for such exchange shall have been duly executed by the Company and delivered to the Trustee with irrevocable instructions to authenticate the Exchange Debentures necessary for such exchange, then the rights of the Holders as stockholders of the Company shall cease (except the right to receive Exchange Debentures and accumulated and unpaid dividends (in cash or, in respect of accumulated and unpaid dividends relating to any Dividend Payment Date prior to July 1, 2001, at the option of the Company, in cash or a principal amount of Exchange Debentures equal to such amount in lieu of a payment in cash) to the Exchange Date), and the Person or Persons entitled to receive the Exchange Debentures issuable upon exchange shall be treated for all purposes as the registered holder or holders of such Exchange Debentures as of the date of exchange. Upon the exchange of the 10% Series A Exchangeable Preferred Stock for Exchange Debentures, the rights of Holders as stockholders of the Company shall cease (except the right to receive the Exchange Debentures and accumulated and unpaid dividends (in cash or, in respect of accumulated and unpaid dividends relating to any Dividend Payment Date prior to July 1, 2001, at the option of the Company, in cash or a principal amount of Exchange Debentures equal to such amount in lieu of a payment in cash) to the Exchange Date), and the Person or Persons entitled to receive the Exchange Debentures issuable upon exchange shall be treated for all purposes as registered holder or holders of such Exchange Debentures as of the date of exchange. The Company will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of notes evidencing Exchange Debentures on exchange of the 10% Series A Exchangeable Preferred Stock pursuant hereto; provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of notes evidencing Exchange Debentures in a name other than that of the record holder of the 10% Series A Exchangeable Preferred Stock to be exchanged and no such issue or delivery shall be made unless and until the Person requesting such issue or delivery has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid.

X.   Mutilated or Missing 10% Series A Exchangeable Preferred Stock
     Certificates.

          If any of the 10% Series A Exchangeable Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and in substitution for and upon cancellation of the mutilated 10% Series A Exchangeable Preferred Stock certificate, or in lieu of and substitution for the 10% Series A Exchangeable Preferred Stock certificate lost, stolen or destroyed, a new 10% Series A Exchangeable Preferred Stock certificate of like tenor and representing an equivalent amount of shares of 10% Series A Exchangeable Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such 10% Series A Exchangeable Preferred Stock certificate and indemnity or bond, if requested, satisfactory to the Company and the Transfer Agent (if other than the Company).

          Upon the issuance of any replacement 10% Series A Exchangeable Preferred Stock under this Section, the Company may require the payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charges that may be imposed in relation thereto and any other expenses connected therewith.

XI.  Reissuance; Conversion; Preemptive Rights.

          (i) Shares of 10% Series A Exchangeable Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of preferred stock undesignated as to series and may be redesignated and reissued as part of any series of Additional Preferred Stock other than the 10% Series A Exchangeable Preferred Stock.

          (ii) The Holders of 10% Series A Exchangeable Preferred Stock shall not have any rights hereunder to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of Capital Stock of the Company.

          (iii) No shares of 10% Series A Exchangeable Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Company, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities or such warrants, rights or options may be designated, issued or granted.

XII.  Business Day.

          If any payment or redemption shall be required by the terms hereof to be made on a day that is not a Business Day, such payment, redemption or exchange shall be made on the immediately succeeding Business Day and no further dividends shall accumulate after the day payment was required.

XIII.  Headings of Subdivisions.

          The headings of various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

XIV.  Severability of Provisions.

          If any right, preference or limitation of the 10% Series A Exchangeable Preferred Stock set forth in these resolutions and the Certificate of Designations filed pursuant hereto (as such Certificate of Designations may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule or law or public policy, all other rights, preferences and limitations set forth in such Certificate of Designations, as amended, which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

XV.  Notice to the Company.

          All notices and other communications required or permitted to be given to the Company hereunder shall be made by first-class mail, postage prepaid, to the Company at its principal executive offices (currently located on the date of the adoption of these resolutions at the following address: Boston Chicken, Inc., 14103 Denver West Parkway, P.O Box 4086, Golden, Colorado 80401-4086,
Attention: General Counsel). Minor imperfections in any such notice shall not affect the validity thereof.

XVI.  Limitations.

          Except as may otherwise be required by law, the shares of 10% Series A Exchangeable Preferred Stock shall not have any powers, preferences or relative, participating, optional or other special rights other than those specifically set forth in this resolution (as such resolution may be amended from time to time) or otherwise in the Certificate of Incorporation of the Company.

          IN WITNESS WHEREOF, this Certificate has been signed on this [ ] day of June, 1998.

                              BOSTON CHICKEN, INC.


                              By:
                                  -----------------------------
                                  Name:
                                  Title:

Attested by:

                                                                       EXHIBIT B

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED AS CONSIDERATION PURSUANT TO AN AGREEMENT AND PLAN OF MERGER (THE "MERGER AGREEMENT") DATED MARCH 16, 1998 AMONG BOSTON CHICKEN, INC. (THE "COMPANY") AND BCI ACQUISITION SUB, L.L.C., ON THE ONE HAND, AND BC EQUITY FUNDING, L.L.C. AND MARKET PARTNERS, L.L.C., ON THE OTHER HAND. PURSUANT TO SECTION 7.01(a) OF THE MERGER AGREEMENT, UNLESS THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS PREVIOUSLY EXECUTED AND DELIVERED TO THE COMPANY A PROPERLY EXECUTED LETTER OF TRANSMITTAL (AS DEFINED IN THE MERGER AGREEMENT) CONTAINING THE RELEASE SET FORTH THEREIN, REMOVAL OF THIS LEGEND REQUIRES THE EXECUTION OF A RELEASE CONTAINING THE TERMS SET FORTH IN SECTIONS 7.01(c) AND 7.01(d) OF THE MERGER AGREEMENT. THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, ASSIGNED, OR OTHERWISE DISPOSED OF (A "TRANSFER"), AND THE COMPANY WILL NOT REGISTER THE TRANSFER OF SUCH SECURITIES, EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (B) UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE ACT.

                                                                       EXHIBIT C

          ESCROW AGREEMENT, dated as of March 16, 1998 (this "Agreement"), among, BOSTON CHICKEN, INC., a Delaware corporation (the "Company"), BC EQUITY FUNDING, L.L.C., a Delaware limited liability company ("BCEF"), MARKET PARTNERS, L.L.C., a Delaware limited liability company ("Market Partners") and LaSalle National Bank (the "Escrow Agent").

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, the Company, BCI ACQUISITION SUB, L.L.C., a Delaware limited liability company and a wholly-owned subsidiary of the Company ("BCI Sub"), BCEF and Market Partners have entered into a Merger Agreement, dated as of the date hereof (the "Merger Agreement"; terms defined in the Merger Agreement and not otherwise defined herein have the meanings ascribed to them in the Merger Agreement), pursuant to which BCEF and Market Partners have agreed to merge with and into BCI Sub, with BCI Sub being the surviving corporation;

          WHEREAS, as a result of the Merger, holders of limited liability company interests in BCEF and Market Partners ("LLC Interests") will receive (i) $126.8 million aggregate liquidation preference of 10% Series A Exchangeable Preferred Stock, (ii) 3,500,000 shares of common stock, $.01 par value per share, of the Company and (iii) $10,000,000 in cash (to be divided among only those holders of LLC Interests who are not BCI Insiders);

          WHEREAS, Section 1.08 of the Merger Agreement requires the Company to deposit or cause to be deposited into escrow the sum of $10,000,000 in cash (the "Escrow Amount"), which Escrow Amount is to be held and disbursed by the Escrow Agent in accordance with Section 4 of this Agreement;

          WHEREAS, a copy of the Merger Agreement has been delivered to the Escrow Agent, and the Escrow Agent is willing to act as the Escrow Agent hereunder; and

          WHEREAS, the Escrow Agent will hold the Escrow Amount in Trust Account No. 62-7904-00-6 at LaSalle National Bank, Chicago, Illinois, ABA No. 071000505 (the "Escrow Account");

          NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein and in the Merger Agreement, and intending to be legally bound hereby, the parties hereby agree as follows:

          1. Appointment and Agreement of Escrow Agent; Paying Agent. The Company, BCEF and Market Partners hereby appoint the Escrow Agent to serve as, and the Escrow Agent hereby agrees to act as, escrow agent and paying agent (in such latter capacity, the "Paying Agent") upon the terms and conditions of this Agreement.

          2. Establishment of the Escrow Funds. (a) Pursuant to Section 1.08 of the Merger Agreement, the Company shall deliver to the Escrow Agent on the date hereof the Escrow Amount. The Escrow Agent shall hold the Escrow Amount and all interest and other amounts earned thereon (the "Escrow Fund") in escrow pursuant to this Agreement, in the Escrow Account.

          (b) The Company confirms to the Escrow Agent and to BCEF and Market Partners that the Escrow Funds are free and clear of all encumbrances except as may be created by this Agreement.

          3. Purpose of the Escrow Fund. The Escrow Amount will be deposited with the Escrow Agent and will be held by the Escrow Agent in the Escrow Account to secure and fulfill the obligation of the Company to pay the $10,000,000 cash portion of the Merger Consideration pursuant to Section 1.06 of the Merger Agreement in the event of the consummation of the Merger.

          4. Payments from the Escrow Fund. (a) Immediately upon the filing of a Certificate of Merger in the office of the Secretary of State of the State of Delaware pursuant to Section 1.02 of the Merger Agreement (the "Effective Time"), the Company shall promptly notify the Escrow Agent in writing to such effect, and the Escrow Agent shall, as promptly as practicable, but in no event later than the next business day, after its receipt of such notice, liquidate all investments in the Escrow Account and pay $10,000,000 in immediately available funds to the Paying Agent, which will then distribute such amount to each of the holders of LLC Interests on a pro rata basis, and otherwise in accordance with Article One of the Merger Agreement, reflecting the number of LLC Interests held by such holders. At least 7 business days prior to the Effective Time, the Company shall deliver a written notice (which written notice may be subject to minor change at any time prior to the Closing Date) to the Paying Agent, countersigned by the respective Managers of each BCEF and Market Partners, setting forth the names and addresses of holders of LLC Interests who are entitled to receive cash consideration pursuant to the Merger, as well as the exact amount of such cash consideration each such holder is entitled to receive. Any amounts on deposit in the Escrow Account at the Effective Time in excess of $10,000,000 shall promptly be paid by the Escrow Agent to the Company in immediately available funds.

          (b) In the event that (i) the Effective Time has not occurred on or before June 30, 1998 or (ii) the Merger Agreement is otherwise terminated according to its terms, the Company shall promptly notify the Escrow Agent in writing to such effect, a copy of which notice shall be delivered to BCEF, Market Partners and the Pooled Preferred Negotiating Committee (as defined in the Merger Agreement), and the Escrow Agent shall, as promptly as practicable after receipt of such notice, liquidate all investments in the Escrow Account and pay all amounts to the Company in immediately available funds.

          5. Maintenance of the Escrow Funds; Termination of the Escrow Funds. The Escrow Agent shall continue to maintain the Escrow Fund until the earlier of
(i) the time at which there shall be no funds in such Escrow Fund and (ii) the termination of this Agreement.

          6. Investment of Escrow Funds. The Escrow Agent shall invest and reinvest moneys on deposit in the Escrow Fund as instructed in writing by the Company from time to time in any combination of the following: (a) readily marketable direct obligations of the

Government of the United States or any agency or instrumentality thereof or readily marketable obligations unconditionally guaranteed by the full faith and credit of the Government of the United States with maturities not to exceed 30 days, (b) insured certificates of deposit of or time deposits with, any commercial bank that is a member of the Federal Reserve System and which issues (or the parent of which issues) commercial paper holding a Standard & Poor's or Moody's rating of at least A1/P1 or AAA/Aaa, is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $1 billion, such certificates of deposit or time deposits to have maturities not to exceed 30 days, (c) commercial paper holding a Standard & Poor's or Moody's rating of at least A1/P1 or AAA/Aaa issued by any corporation organized under the law as of any State of the United States with maturities not to exceed 30 days, or (d) mutual funds investment in securities or obligations that are permissible investments under this Escrow Agreement, including any mutual fund from which the Escrow Agent or any of its affiliates may receive compensation. The Escrow Agent shall not be permitted to invest more than $2,500,00 in the aggregate at any one time in any one issuer. It is expressly agreed that any permitted investments may be purchased by the Escrow Agent notwithstanding that an affiliate of the Escrow Agent has underwritten, privately placed or made a market for, any such permitted investment, or may in the future underwrite, private placed or make a market in any such permitted investments.

          7. Assignment of Rights to the Escrow Fund; Assignment of Obligations; Successors. This Agreement may not be assigned by operation of law or otherwise without the express written consent of the other parties hereto (which consent may be granted or withheld in the sole discretion of such other parties); provided, however, that this sentence shall in no way limit the rights of the holders of LLC Interests under Section 16 hereof following the Effective Time. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns.

          8. Escrow Agent. (a) Except as expressly contemplated by this Agreement or by joint written instructions from the Company and the negotiating committee for the holders of the LLC Interests (the "Pooled Preferred Negotiating Committee") and authorized by the holders of 66_% of each of the BCEF LLC Interests and the Market Partners LLC Interests, the Escrow Agent shall not sell, transfer, disburse or otherwise dispose of in any manner all or any portion of the Escrow Fund, except pursuant to an order, which shall be final and non-appeable, of a court of competent jurisdiction; provided, however, that the Escrow Agent shall not have any duties to determine whether the holders of 66 2/3% of each of the BCEF LLC Interests and the Market Partners LLC Interests have authorized such joint instructions, and the Escrow Agent is entitled to rely on the execution of such instructions by the Pooled Preferred Negotiating Committee as affirmative proof that such authorization by such holders has been duly solicited and received.

          (b) The duties and obligations of the Escrow Agent shall be determined solely by this Agreement, and the Escrow Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement.

          (c) In the performance of its duties hereunder, the Escrow Agent shall be entitled to rely upon any document, instrument or signature believed by it in good faith to be genuine and signed by any party hereto or an authorized officer or agent thereof, and shall not be required to investigate the truth or accuracy of any statement contained in any such document or instrument. The Escrow Agent may assume that any person purporting to give any notice in accordance with the provisions of this Agreement has been duly authorized to do so.

          (d) The Escrow Agent shall not be liable for any error of judgment, or any action taken, suffered or omitted to be taken, hereunder except in the case of its gross negligence, bad faith or willful misconduct. The Escrow Agent may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

          (e) The Escrow Agent shall have no duty as to the collection or protection of the Escrow Fund or income thereon, nor as to the preservation of any rights pertaining thereto, beyond the safe custody of any such funds actually in its possession.

          (f) The Company shall reimburse and indemnify the Escrow Agent for, and hold it harmless against, any loss, liability or expense, including, without limitation, reasonable attorneys' fees, incurred without gross negligence, bad faith or willful misconduct on the part of the Escrow Agent arising out of, or in connection with the acceptance of, or the performance of, its duties and obligations under this Agreement.

          (g) The Escrow Agent may at any time resign by giving twenty business days prior written notice of resignation to the Company. The Company, BCEF and Market Partners may at any time jointly remove the Escrow Agent by giving ten Business Days' written notice signed by each of them to the Escrow Agent. If the Escrow Agent shall resign or be removed, a successor Escrow Agent, which shall be a bank or trust company having its principal executive offices in New York, New York or Chicago, Illinois and assets in excess of $100 million, shall be appointed by the Company by written instrument executed by the Company, BCEF and Market Partners and delivered to the Escrow Agent and to such successor Escrow Agent and, thereupon, the resignation or removal of the predecessor Escrow Agent shall become effective and such successor Escrow Agent, without any further act, deed or conveyance, shall become vested with all right, title and interest to all cash and property held hereunder of such predecessor Escrow Agent, and such predecessor Escrow Agent shall, on the written request of the Company, BCEF or Market Partners or the successor Escrow Agent, execute and deliver to such successor Escrow Agent all the right, title and interest hereunder in and to the Escrow Funds of such predecessor Escrow Agent and all other rights hereunder of such predecessor Escrow Agent. If no successor Escrow Agent shall have been appointed within twenty Business Days of a notice of resignation by the Escrow Agent, the Escrow Agent's sole responsibility shall thereafter be to hold the Escrow Funds until the earlier of its receipt of designation of a successor Escrow Agent, a joint written instruction by the Company, BCEF and Market Partners and termination of this Agreement in accordance with its terms.

          9. Escrow Agent Fees. The Company shall promptly pay all administration fees of the Escrow Agent, including such reasonable attorneys' fees, out-of-pocket expenses and other costs as may be incurred by the Escrow Agent in connection with the administration of this Agreement.

          10. 1099 Reporting. The Escrow Agent shall not be responsible for 1099 reporting on behalf of any party to this Agreement or in respect of the Escrow Funds.

          11. Termination. This Escrow Agreement shall terminate on the later of: (a) the date on which there are no funds remaining in the Escrow Funds and
(b) the date on which the Merger Agreement is terminated in accordance with
Section 6.01 thereof.

          12. Notices. All notices and other communications provided for or permitted hereunder shall be in writing and shall be given or made (and shall be deemed) by delivery by hand, by courier service, by cable, by telecopy, by telegram, by telex or by first-class mail (postage prepaid, return receipt requested) to the respective parties at the addresses set forth in Section 8.02 of the Merger Agreement (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10).

          13. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed and to be performed entirely within that State.

          14. Amendments. This Agreement, shall only be amended pursuant to a written instrument authorized by the respective board of directors of each of BCI and BCI Sub and by the holders of 66_% of each of the BCEF LLC Interests and the Market Partners LLC Interests; provided, however, that, this Agreement may be amended at any time by the parties hereto in a manner which does not (i) reduce the amount or change the type of consideration into which each LLC Interest shall be converted upon consummation of the Merger or (ii) in any other way adversely affect the rights of BCEF, Market Partners or the holders of LLC Interests hereunder.

          15. Waiver. At any time prior to the Effective Time, any party hereto may (i) extend the time for the performance of any obligation or other act of any other party hereto and (ii) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. Notwithstanding the foregoing, no waiver of Section 3, 4, 5, 6, 8(a), 8(f), 9 or 12 hereof shall be valid unless it is pursuant to a written instrument authorized by the holders of 66_% of each of the BCEF LLC Interests and the Market Partners LLC Interests.

          16. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

          17. Entire Agreement. This Agreement and the Merger Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties hereto with respect to the subject matter hereof.

          18. Third Party Beneficiaries. Holders of LLC Interests shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and BCEF and Market Partners, on the other hand, and any such holder shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of such holders hereunder.

          19. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

          20. Counterparts. This Agreement may be executed in one or more counterparts, and by different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which when taken together shall constitute one and the same agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                    BOSTON CHICKEN, INC.


                                    By
                                      ----------------------------------------
                                      Name:
                                      Title:



                                    LASALLE NATIONAL BANK,
                                     as Escrow Agent and Paying Agent


                                    By
                                      ----------------------------------------
                                      Name: Estelita E. Tucker
                                      Title: Assistant Vice President

BC EQUITY FUNDING, L.L.C.

  By Boston Chicken, Inc., as Manager


  By
     ----------------------------------
     Name:
     Title:


MARKET PARTNERS, L.L.C.


By
   --------------------------------
   Name: Alberto Finol, as Manager


By
   --------------------------------
   Name: Thomas Githens, as Manager

                                                                       EXHIBIT D

===============================================================================


                         REGISTRATION RIGHTS AGREEMENT



                             Dated June [  ], 1998



                                     among



                              BOSTON CHICKEN, INC.
                          BCI ACQUISITION SUB, L.L.C.



                                      and



                           BC EQUITY FUNDING, L.L.C.
                            MARKET PARTNERS, L.L.C.


===============================================================================

                         REGISTRATION RIGHTS AGREEMENT

          THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into on June [ ], 1998, among BOSTON CHICKEN, INC., a Delaware corporation (the "Company"), BCI ACQUISITION SUB, L.L.C., a Delaware limited liability company and a wholly owned subsidiary of the Company ("BCI Sub"), BC EQUITY FUNDING, L.L.C., a Delaware limited liability company ("BCEF"), and MARKET PARTNERS, L.L.C., a Delaware limited liability company ("Market Partners").

          This Agreement is made pursuant to the Agreement and Plan of Merger dated March 16, 1998, between the Company, BCI Sub, BCEF and Market Partners (the "Merger Agreement"), which provides for the merger (the "Merger") of BCEF and Market Partners with and into BCI Sub, with BCI Sub as the surviving corporation. As a result of the Merger, holders of limited liability company interests in BCEF or Market Partners (the "Holders") will receive, in the aggregate, (i) $126.8 million aggregate liquidation preference 10% Series A Exchangeable Preferred Stock of the Company (the "Preferred Stock"), (ii) 3,500,000 shares of Common Stock, par value $0.01 per share, of the Company (the "Common Stock") and (iii) $10,000,000 in cash (to be divided among only those Holders who are not BCI Insiders). As part of the consideration provided for in the Merger Agreement and, with respect only to Holders who have not previously executed and delivered to BCI a Letter of Transmittal containing the release set forth therein, in consideration of such Holders providing the Release substantially in the form set forth in the Letter of Transmittal, the Company has agreed to provide to the Holders who are not BCI Insiders the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Merger Agreement.

          In consideration of the foregoing, the parties hereto agree as follows:

          1. Definitions.

          As used in this Agreement, the following capitalized defined terms shall have the following meanings:

          "1933 Act" shall mean the Securities Act of 1933, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.

          "1934 Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.

          "BCEF" shall have the meaning set forth in the preamble to this Agreement and shall also include BCEF's successors.

          "BCI Insiders" shall have the meaning set forth in the Merger
Agreement.

          "Certificate of Designations" shall mean the Certificate of Designations relating to the Preferred Stock dated as of the date hereof, executed by the Company and duly filed on the date hereof with the Delaware Secretary of State, and as the same may be amended from time to time.

          "Closing Date" shall mean the "Closing Date" as defined in the Merger Agreement.

          "Common Stock" shall have the meaning set forth in the preamble to this Agreement.

          "Company" shall have the meaning set forth in the preamble to this Agreement and shall also include the Company's successors.

          "Counsel for the Holders" shall mean Weil, Gotshal & Manges LLP, or such other counsel as shall be selected by the Majority Holders.

          "Exchange Debentures" shall mean the exchange debentures into which the Preferred Stock is exchangeable, at the option of the Company, pursuant to the Certificate of Designations.

          "Exchange Indenture" shall mean the indenture relating to the Exchange
Debentures dated as of the date hereof among the Company and [                ],
as trustee, and as the same may be amended from time to time in accordance with the terms thereof.

          "Holders" shall mean any holders of limited liability company interests in BCEF or Market Partners who are not BCI Insiders, for so long as they own any Registrable Securities, and each of their successors, assigns and direct and indirect transferees who become registered owners of Registrable Securities.

          "Letter of Transmittal" shall have the meaning set forth in the Merger Agreement.

          "Majority Holders" shall mean the Holders of a majority of the (a) aggregate liquidation preference of outstanding shares of Preferred Stock or the aggregate principal amount of the outstanding Exchange Debentures (as applicable) and (b) the outstanding shares of Common Stock issued pursuant to the Merger, in each case that are also Registrable Securities; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or any of its affiliates (as such term is defined in Rule 405 under the 1933 Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount.

          "Market Partners" shall have the meaning set forth in the preamble to this Agreement and shall also include Market Partners' successors.

          "Merger Agreement" shall have the meaning set forth in the preamble to this Agreement.

          "Merger" shall have the meaning set forth in the preamble to this Agreement.

          "Original Issuance Date" shall have the meaning set forth in the Certificate of Designations.

          "Person" shall mean an individual, partnership, corporation, business trust, joint stock company, limited liability company, trust or unincorporated association, joint venture, government authority or other entity of whatever nature.

          "Preferred Stock" shall have the meaning set forth in the preamble to this Agreement and any additional shares of Preferred Stock issued as a dividend thereon pursuant to the Certificate of Designations in respect thereof.

          "Prospectus" shall mean the prospectus included in the Shelf Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, and including all material incorporated by reference therein.

          "Registrable Securities" shall mean all Securities held by Holders who are not BCI Insiders; provided, however, that such Securities shall cease to be Registrable Securities (i) when a Shelf Registration Statement with respect to such Securities shall have been declared effective under the 1933 Act and such Securities shall have been disposed of pursuant to such Shelf Registration Statement, (ii) when such Securities have been sold to the public pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the 1933 Act, (iii) when such securities are permitted to be sold pursuant to Rule 144 (k) (or any similar provision then in force) or (iv) when such Securities shall have ceased to be outstanding.

          "Registration Expenses" shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. registration, listing and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any Holders in connection with blue sky qualification of any of the Registrable Securities), (iii) all expenses of the Company in preparing, word processing, printing and distributing any Shelf Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all fees and disbursements relating to the qualification of the Exchange Indenture under applicable securities laws, (v) the fees and disbursements of the Trustee and its counsel, (vi) the fees and disbursements of counsel for the Company and the fees and disbursements of Counsel for the Holders through the date on which the Shelf Registration Statement is initially declared effective by the SEC and (vii) the fees and disbursements of the independent public accountants of the Company, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance.

          "SEC" shall mean the Securities and Exchange Commission.

          "Securities" shall mean, collectively, the Preferred Stock, the Exchange Debentures and the Common Stock.

          "Shelf Registration" shall mean a registration effected pursuant to
Section 2(a) hereof.

          "Shelf Registration Statement" shall mean a "shelf" registration statement of the Company pursuant to the provisions of Section 2(a) of this Agreement which covers all of the Registrable Securities (which may include other securities of the Company held by persons or entities having been previously granted registration rights by the Company) on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "TIA" shall have the meaning set forth in Section 3(l) hereof.

          "Trustee" shall mean the trustee with respect to the Exchange Debentures under the Indenture.

          2.  Registration Under the 1933 Act.

          (a) Within 60 days after the Original Issuance Date the Company shall file a Shelf Registration Statement providing for the sale by the Holders of all of the Registrable Securities. The Company shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective by the SEC within 150 days after the Original Issuance Date. The Company agrees to use its reasonable best efforts to keep the Shelf Registration Statement continuously effective until two years after the Original Issuance Date or such shorter period that will terminate when all of the Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement in order to permit the Prospectus to be usable by the Holders. The Company further agrees to supplement or amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the 1933 Act or by any other rules and regulations thereunder for shelf registration and to use its reasonable best efforts to cause any such amendment to become effective and such Shelf Registration Statement to become usable as soon as practicable thereafter. The Company agrees to furnish Counsel for to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the SEC.

          (b) The Company shall pay all Registration Expenses in connection with the registration pursuant to Section 2(a). Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to the Shelf Registration Statement.

          (c) A Shelf Registration Statement pursuant to Section 2(a) hereof will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that, if, after it has been declared effective, the offering of Registrable Securities pursuant to a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, the Company shall extend the period during which the Shelf Registration Statement shall be maintained effective pursuant to this Agreement by the number of days of such interference, to and including the date on which the offering of Registrable Securities pursuant to such Shelf Registration Statement may legally resume. In the event the Shelf Registration Statement is not filed with the SEC within 60 days after the Original Issuance Date, the Company will immediately be required to pay a penalty in the aggregate amount of $2,500,000 in cash to the Holders on a pro rata basis based on the Registrable Securities held by each Holder. In the event the Shelf Registration Statement is not declared effective on or before the 150th day after the Original Issuance Date, commencing on the 151st day after the Original Issuance Date the annual dividend rate on the Preferred Stock (or the interest rate on the Exchange Debentures, if applicable) will increase to 11% and shall further increase by 0.5% for each period of 90 days thereafter (for greater certainty, if applicable the first 90-day period would commence on the 241st day after the Original Issuance Date and end on the 330th day after the Original Issuance Date and the next 90-day period would commence on the 331st day after the Original Issuance Date) until the Shelf Registration Statement is declared effective, up to a maximum rate of 12%. In the event the annual dividend rate on the Preferred Stock (or the interest rate on the Exchange Debentures) increases pursuant to this Section 2(c), on the date immediately following the date on which the Shelf Registration Statement is declared effective by the SEC, such annual dividend rate (or interest rate) will be reduced to 10%. Any payments to be made to Holders pursuant to this Section 2(c) shall be delivered to the Holders at their address in accordance with
Section 5(c) hereof.

          3.  Registration Procedures.

          In connection with the obligations of the Company with respect to the Shelf Registration Statement pursuant to Section 2(a) hereof, the Company shall:

               (a) prepare and file with the SEC a Registration Statement on the appropriate form under the 1933 Act, which form (x) shall be selected by the Company and (y) shall be available for the sale of the Registrable Securities by the selling Holders thereof and (z) shall comply as to form in all material respects with the requirements of the applicable form, and use its reasonable best efforts to cause such Shelf Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

               (b) promptly prepare and file with the SEC post-effective amendments to such Shelf Registration Statement as may be necessary to keep such Shelf Registration Statement effective for the applicable period provided for in Section 2 hereof and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the 1933 Act;

               (c) furnish to each Holder and Counsel for the Holders, without charge, as many copies of the Prospectus, including the preliminary Prospectus, and any amendment or supplement thereto and such other documents as such

     Holder may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities; and the Company consents to the use of such Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by and in the manner described in the Prospectus or any amendment or supplement thereto in accordance with applicable law;

               (d) use its reasonable best efforts to register or qualify the Registrable Securities under all applicable state securities or "blue sky" laws of such jurisdictions as any Holder of Registrable Securities covered by a Shelf Registration Statement shall reasonably request in writing by the time the applicable Shelf Registration Statement is declared effective by the SEC, to cooperate with such Holders in connection with any filings required to be made with the National Association of Securities Dealers, Inc. and do any and all other acts and things which may be reasonably necessary to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (ii) file any general consent to service of process or (iii) subject itself to taxation in any such jurisdiction if it is not so subject;

               (e) notify each Holder and Counsel for the Holders promptly and, if requested by any such Holder or Counsel for the Holders, confirm such advice in writing (i) when the Shelf Registration Statement has become effective and when any post-effective amendment thereto has been filed and becomes effective, (ii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose, (iii) of the happening of any event during the period the Shelf Registration Statement is effective which, in the good faith determination of the Board of Directors of the Company upon the advice of counsel, makes any statement made in such Shelf Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Shelf Registration Statement or Prospectus in order to make the statements therein not misleading and (iv) of any determination by the Company that a post-effective amendment to the Shelf Registration Statement would be appropriate;

               (f) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration Statement at the earliest possible moment and provide to each Holder immediate notice of the withdrawal of any such order;

               (g) furnish to Counsel for the Holders, without charge, at least one conformed copy of the Shelf Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

               (h) upon the occurrence of any event contemplated by Section 3(e)(iii) hereof, use its reasonable best efforts to prepare and file with the SEC as promptly as practicable a supplement or post-effective amendment to the Shelf Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

               (i) a reasonable time prior to the filing of the Shelf Registration Statement, the Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or any document which is to be incorporated by reference into the Shelf Registration Statement or the Prospectus after the initial filing of the Shelf Registration Statement, provide copies of such document to the Counsel for the Holders and make such of the representatives of the Company as shall be reasonably requested by Counsel for the Holders available for discussion of such document, and shall not at any time file or make any amendment to the Shelf Registration Statement, the Prospectus or any amendment of or supplement to the Shelf Registration Statement or the Prospectus or any document which is to be incorporated by reference into the Shelf Registration Statement or the Prospectus of which Counsel for the Holders shall not have previously been advised and furnished a copy;

               (j) obtain a CUSIP number for all Registrable Securities not later than the effective date of the Shelf Registration Statement;

               (k) cause the Exchange Indenture to be qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), in connection with the registration of the Exchange Debentures, cooperate with the Trustee and the Holders to effect such changes to the Exchange Indenture as may be required for the Exchange Indenture to be so qualified in accordance with the terms of the TIA and execute, and use its reasonable best efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Exchange Indenture to be so qualified in a timely manner;

               (l) use its reasonable best efforts to cause all Registrable Securities to be listed on any securities exchange or any automated quotation system on which similar securities issued by the Company are then listed to the extent such Registrable Securities satisfy applicable listing requirements;

               (m) maintain a transfer agent and registrar, which may be the same entity, for the Registrable Securities, not later than the effective date of the Shelf Registration Statement; and

               (n) if reasonably requested by any Holder of Registrable Securities covered by the Shelf Registration Statement, (i) to the extent counsel for the Company deems the inclusion of such information reasonably necessary in order to enable such Holder to be able to sell Registrable Securities, promptly incorporate in a Prospectus supplement such information with respect to such Holder as such Holder reasonably requests to be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such filing.

          The Company may require each Holder to furnish to the Company such information regarding the Holder and the proposed distribution by such Holder of such Registrable Securities as the Company may from time to time reasonably request in writing.

          Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e)(iii) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(i) hereof, and, if so directed by the Company, such Holder will deliver to the Company (at its expense) all copies in its possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. The Company agrees to notify the Holders to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and the Holders hereby agree to suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission. If the Company shall give any such notice to suspend the disposition of Registrable Securities pursuant to the Shelf Registration Statement, the Company shall extend the period during which the Shelf Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions. Any such suspensions may not exceed 50 days (whether or not consecutive) during any 365-day period.

          4.  Indemnification and Contribution.

          (a) The Company agrees to indemnify and hold harmless each Holder and each person, if any, who controls any Holder within the meaning of either
Section 15 of the 1933 Act or Section 20 of the 1934 Act, or is under common control with, or is controlled by, any Holder, from and against all losses, claims, damages, liabilities and expenses (including, without limitation, any legal or other expenses reasonably incurred by any Holder or any such controlling or affiliated person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement (or any amendment thereto) pursuant to which Registrable Securities were registered under the 1933 Act, including all documents incorporated therein by reference, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or caused by any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any such untrue statement or omission or alleged untrue statement or omission (i) based upon information relating to any Holder furnished to the Company in writing by any selling Holder or Counsel for the Holders expressly for use therein or (ii) included or omitted from a preliminary Prospectus, but corrected in the final Prospectus (or an amendment or supplement thereto), if the Holder did not deliver a copy of the final Prospectus (and any then current amendment or supplement thereto) to the person asserting such loses, claims, damages, liabilities or expenses at or prior to the written confirmation of the sale of the Registrable Securities to such person.

          (b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company and the other selling Holders, and each of their respective directors, officers who sign the Shelf Registration Statement and each Person, if any, who controls the Company and any other selling Holder within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Company to the Holders, but only with reference to information relating to such Holder furnished to the Company in writing by such Holder or Counsel for the Holders expressly for use in the Shelf Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or paragraph (b) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding; provided, however, that the failure of any indemnified party to give notice shall not relieve the indemnifying party of its obligations under paragraph (a) or (b) above, except to the extent that the indemnifying party is prejudiced by reason of such failure. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) in the opinion of counsel of the indemnified party a conflict of interest may exist between the indemnified and indemnifying parties. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings, be liable for (a) the fees and expenses of more than one counsel (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning Section 15 of the 1933 Act or Section 20 of the 1934 Act and (b) the fees and expenses of more than one counsel (in addition to any local counsel) for all Holders and all persons, if any, who control any Holders within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In such case involving the Holders and such persons who control any Holders, such firm shall be designated in writing by the Majority Holders. In all other cases, such firm shall be designated by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which consent may be withheld in its sole discretion) but, if settled with such consent, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which such indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (d) If the indemnification provided for in this Section 4 is unavailable to hold harmless an indemnified party under paragraph (a) or (b) above in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying and indemnified party from the registration of the Registrable Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this paragraph (d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph (d). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Holders in this Section (d) to contribute shall be several in proportion to the percentage of Registrable Securities registered by them and not joint.

          (e) Notwithstanding the provisions of this Section 4, no Holder shall be required to indemnify or contribute any amount in excess of the amount by which the total price at which Registrable Securities were sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

          The indemnity provisions contained in this Section 4 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Holder or any person controlling any Holder, or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) any sale of Registrable Securities pursuant to the Shelf Registration Statement.

          5.  Miscellaneous.

          (a) No Inconsistent Agreements. The Company has not entered into, and on or after the date of this Agreement will not enter into, any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's other issued and outstanding securities under any such agreements.

          (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of the Majority Holders affected by such amendment, modification, supplement, waiver or consent; provided, however, that whenever the written consent of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by Insiders shall not be counted in determining whether such consent was given by the Holders of such required percentage of amount.

          (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the address of such Holder on the books and records of the Company or its transfer agent on the date hereof or at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 5(c), and (ii) if to the Company, initially at the Company's address set forth in the Merger Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this
Section 5(c).

          All such notices and communications shall be deemed to have been duly given at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

          Copies of all such notices, demands, or other communications shall be concurrently delivered by the person giving the same to the Trustee, at the address specified in the Indenture.

          (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such person shall be entitled to receive the benefits hereof.

          (e) Third Party Beneficiary. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company and BCI Sub, on the one hand, and BCEF and Market Partners, on the other hand, and any Holder shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

          (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (h) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

          (i) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                              BOSTON CHICKEN, INC.


                              By
                                 ---------------------------------------------
                                 Name:
                                 Title:


                              BCI ACQUISITION SUB, L.L.C.


                              By
                                 ---------------------------------------------
                                 Name:
                                 Title:



Confirmed and accepted as of
 the date first above written:

BC EQUITY FUNDING, L.L.C.

  By Boston Chicken, Inc., as Manager


  By
     --------------------------
     Name:
     Title:


MARKET PARTNERS, L.L.C.


  By
     --------------------------
     Name: Alberto Finol, as Manager


  By
     --------------------------
     Name: Thomas Githens, as Manager

                                                                       EXHIBIT E

                                    [Date]



BC Equity Funding, L.L.C.
Market Partners, L.L.C.
123 North Wacker Drive
Suite 900
Chicago, Illinois  60606


Ladies and Gentlemen:

     We have acted as counsel for Boston Chicken, Inc., a Delaware corporation (the "Company"), and BCI Acquisition Sub, L.L.C., a Delaware limited liability company ("Acquisition Sub"), in connection with certain of the transactions contemplated by the Agreement and Plan of Merger, dated as of _______ __, 1998 (the "Merger Agreement"), among the Company, Acquisition Sub, and BC Equity Funding, L.L.C., a Delaware limited liability company, and Market Partners, L.L.C., a Delaware limited liability company. Capitalized terms used herein and not defined herein have the respective meanings given those terms in the Merger Agreement. This opinion is being furnished to you at the request of the Company and Acquisition Sub pursuant to Section 5.03(d) of the Merger Agreement.

     In this connection we have examined originals, or copies certified or otherwise identified to our satisfaction, of (i) the Merger Agreement, (ii) the Escrow Agreement, (iii) the Registration Rights Agreement, (iv) the Certificate of Incorporation, as amended (the "Certificate of Incorporation") and Bylaws of the Company, (v) the Certificate of Formation and Limited Liability Company Agreement of Acquisition Sub, (vi) the Certificate of Designations relating to the BCI Preferred Stock as filed with the Secretary of State of Delaware [on the date hereof], (vii) certified resolutions of the Board of Directors of the Company and of the manager and the sole member of Acquisition Sub relating to the Merger Agreement and the transactions contemplated thereby, (viii) the Joint Information Statement/Offering Memorandum of the Company, dated _______ __, 1998 (as amended or supplemented through the date hereof, and including the information deemed to be incorporated therein as set forth under the heading "Incorporation by Reference," the "Offer Document"), (ix) the Letters of Transmittal submitted by holders of LLC Interests who have consented to the Merger, and (x) such corporate or other records, certificates, documents, opinions and other papers as we deemed it necessary to examine; and we have made such other examination and investigation as we considered necessary for the purpose of rendering this opinion. The Merger Agreement, the Escrow Agreement and the Registration Rights Agreement are herein called the "Principal Agreements."

BC Equity Funding, L.L.C.
Market Partners, L.L.C.
_______ __, 1998
Page 2


          In such examination and investigation, we have assumed the following: the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic, reproduced or conformed copies, and the authenticity of the originals of such copies; and that there are no extrinsic agreements or understandings among the parties to the Principal Agreements, other than the Company and Acquisition Sub, that would modify or interpret any terms of any of the Principal Agreements or the respective rights or obligations of the parties thereunder. As to any facts material to the opinions hereinafter expressed which we did not independently establish or verify, we have relied, without investigation, upon the representations of the Company and Acquisition Sub in the Principal Agreements and certificates of public officials, officers and representatives of the Company and Acquisition Sub, and representatives of the Company's transfer agent. We have provided you, at your request, with a copy of each such certificate on which we have relied.

          In making our examination of any document executed by a person or entity other than the Company and Acquisition Sub, we have assumed without independent investigation (i) that each such other person or entity had the power to enter into and perform all its obligations thereunder, (ii) the due authorization, execution and delivery of such document by each such other person or entity, and (iii) that such document constitutes a legal, valid and binding obligation of each such other person or entity and is enforceable against each such other person or entity in accordance with its terms.

     The opinions expressed herein are made immediately prior to the Effective Time.

     Based upon the foregoing, and subject to the assumptions, exceptions and qualifications set forth herein, it is our opinion that:

     1. The Company is a corporation duly incorporated and validly existing in good standing under the Delaware General Corporation Law ("DGCL").

     2. Acquisition Sub is a limited liability company duly organized and validly existing in good standing under the Delaware Limited Liability Company Act ("DLLCA").

     3. The Company has all necessary corporate power and authority under the DGCL to (i) own, lease and operate its properties, (ii) carry on its business as described in the Offering Document, and (iii) execute and deliver the Principal Agreements, perform its obligations thereunder, and consummate the transactions contemplated to be consummated by the Company thereunder (the "Company Transactions").

     4. Acquisition Sub has all necessary limited liability company power and authority under the DLLCA to (i) own, lease and operate its properties, (ii) carry on its business as

BC Equity Funding, L.L.C.
Market Partners, L.L.C.
_______ __, 1998
Page 3


described in the Offering Document, and (iii) execute and deliver the Principal Agreements to which Acquisition Sub is a party, perform its obligations thereunder, and consummate the transactions contemplated to be consummated by Acquisition Sub thereunder (the "Acquisition Sub Transactions").

     5. The execution and delivery of each of the Principal Agreements by the Company and the consummation by the Company of the Company Transactions has been duly authorized by all necessary corporate action of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize the Principal Agreements or to consummate the Company Transactions (other than, with respect to the Merger, the filing and recordation of appropriate merger documents as required by the DLLCA). Each Principal Agreement has been duly and validly executed and delivered by the Company.

     6. The execution and delivery by Acquisition Sub of each of the Principal Agreements to which Acquisition Sub is a party and the consummation by Acquisition Sub of the Acquisition Sub Transactions has been duly authorized by all necessary limited liability company action of Acquisition Sub, and no other limited liability company proceedings on the part of Acquisition Sub are necessary to authorize the Principal Agreements to which Acquisition Sub is a party or to consummate the Acquisition Sub Transactions (other than, with respect to the Merger, the filing and recordation of appropriate merger documents as required by the DLLCA). Each Principal Agreement to which Acquisition Sub is a party has been duly and validly executed and delivered by Acquisition Sub.

     7. The shares of BCI Preferred Stock and BCI Common Stock to be issued and delivered by BCI to the holders of LLC Interests pursuant to the Merger Agreement have been duly and validly authorized by BCI and, when issued in accordance with the terms and conditions of the Merger Agreement, will be validly issued, fully paid and nonassessable and will not be subject to any preemptive rights of subscription or purchase arising under the DGCL, the Certificate of Incorporation or By-laws of the Company or, to our knowledge and except as otherwise provided in the Merger Agreement, otherwise. The shares of BCI Preferred Stock that may be issued in payment of dividends in lieu of cash as provided in the Certificate of Designations have been validly reserved for issuance by BCI and, when issued in accordance with the terms and conditions of the Certificate of Designations, will be validly issued, fully paid and nonassessable and will not be subject to any preemptive rights of subscription or purchase arising under the DGCL, the Certificate of Incorporation or By-laws of the Company or, to our knowledge and except as otherwise provided in the Merger Agreement, otherwise.

     8. The execution and delivery by the Company of each Principal Agreement, the performance by the Company of its obligations thereunder, and the consummation by the Company of the Company Transactions do not (i) conflict with or violate the Certificate of Incorporation or Bylaws of the Company, (ii) violate any applicable law, rule or regulation of the

BC Equity Funding, L.L.C.
Market Partners, L.L.C.
_______ __, 1998
Page 4


United States or the State of Illinois or any provision of the DGCL, (iii) to our knowledge, result in a violation of or default under any provisions of any order, writ, injunction or decree of any governmental entity binding upon the Company or to which the Company is subject, or (iv) result in any breach or constitute a default (or an event which with notice or lapse of time would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any lien or other encumbrance upon any property or asset of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company or any of its property or assets is bound or affected and that has been filed as an exhibit to any registration statement or report filed by the Company with the Securities and Exchange Commission (the "Company Opinion Contracts"), in each case after giving effect to all waivers, consents and approvals of the parties to Company Opinion Contracts obtained through the date hereof, and except for any such conflicts, violations, breaches, defaults or other occurrences which would not (x) prevent or delay consummation of the Merger, or otherwise prevent the Company from performing its obligations under the Principal Agreements or (y) in the case of clauses (ii), (iii) and (iv) above, individually or in the aggregate, have a Material Adverse Effect with respect to the Company and its subsidiaries taken as a whole.

     9. The execution and delivery by Acquisition Sub of each Principal Agreement to which it is a party, the performance by Acquisition Sub of its obligations thereunder, and the consummation by Acquisition Sub of the Acquisition Sub Transactions do not (i) conflict with or violate the Certificate of Formation or Limited Liability Company Agreement of Acquisition Sub, (ii) violate any applicable law, rule or regulation of the United States or the State of Illinois or any provision of the DLLCA, (iii) to our knowledge, result in a violation of or default under any provisions of any order, writ, injunction or decree of any governmental entity binding upon Acquisition Sub or to which Acquisition Sub is subject, or (iv) result in any breach or constitute a default (or an event which with notice or lapse of time would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any lien or other encumbrance upon the property or asset of Acquisition Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation known to us to which Acquisition Sub is a party or by which Acquisition Sub or any its property or assets is bound or affected (the "Acquisition Sub Opinion Contracts"), in each case after giving effect to all waivers, consents and approvals of the parties to the Acquisition Sub Opinion Contracts obtained through the date hereof, and except for any such conflicts, violations, breaches, defaults or other occurrences which would not (x) prevent or delay consummation of the Merger, or otherwise prevent Acquisition Sub from performing its obligations under the Principal Agreements to which it is a party or (y) in the case of clauses (ii), (iii) and (iv) above, individually or in the aggregate, have a Material Adverse Effect with respect to the Company and its subsidiaries taken as a whole.

BC Equity Funding, L.L.C.
Market Partners, L.L.C.
_______ __, 1998
Page 5


     10. No consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority of the United States of America, the State of Illinois or under the DGCL or the DLLCA is required for the execution and delivery by the Company and Acquisition Sub of the Principal Agreements to which they are a party or the performance by the Company and Acquisition Sub of the Principal Agreements to which they are a party, which consent, approval, authorization or permit has not been obtained or which filing or notification has not been made, except (i)(x) for applicable requirements, if any, of the 1933 Act, the 1934 Act, state securities or "blue sky" laws and state takeover laws, and the HSR Act, (y) filing and recordation of appropriate merger documents as required under the DLLCA , and (z) consents, approvals, authorizations, permits, filings and notifications required to be obtained from, or made with, governmental and regulatory authorities necessary to effect the transactions contemplated by the Registration Rights Agreement, and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise prevent the Company or Acquisition Sub from performing their respective obligations under the Principal Agreements to which they are a party, and would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company and its subsidiaries, taken as a whole.

     11. The authorized, issued and outstanding capital stock of the Company as of the date of the Offer Document was as set forth in the Offer Document in the column "Actual" under the caption "Capitalization." To our knowledge, except as set forth in Section 3.06 of the Merger Agreement, in the instruments pursuant to or under which the securities described Section 3.06 of the Merger Agreement were issued, as otherwise contemplated by the Merger Agreement or pursuant to the terms of existing indebtedness of the Company to Progressive Food Concepts, Inc., Einstein/Noah Bagel Corp., Financed Area Developers of the Company or employees, (x) there are no options, warrants, preemptive or other rights, agreements, arrangements or commitments of any character to which the Company is a party requiring it to issue or sell any securities of the Company and (y) there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any securities of the Company or to provide funds to, or make any investment (in the form of a loan, capital contributions or otherwise) in any person. Under the Certificate of Incorporation of the Company, there are no shares of capital stock of BCI that by their terms rank, with respect to dividends and distributions upon the liquidation, dissolution or winding up of the Company, senior to the BCI Preferred Stock.

     12. The issuance and sale of the BCI Preferred Stock and BCI Common Stock pursuant to the Merger Agreement is exempt from the registration requirements of the 1933 Act.

     [Delaware counsel reasonably acceptable to counsel for the Pooled Preferred Negotiating Committee will render enforceability opinion with respect to Principal Agreements, subject to

BC Equity Funding, L.L.C.
Market Partners, L.L.C.
_______ __, 1998
Page 6


such assumptions, exceptions, qualifications and legal reasoning as is reasonably acceptable to counsel for the Pooled Preferred Negotiating Committee.]

     Except as specifically noted above, we have not independently verified the accuracy, completeness or fairness of the statements (including, without limitation, the financial statements and other financial and statistical information) contained in the Offer Document and take no responsibility therefor. However, during the preparation of the Offer Document, we examined various documents and other papers and participated in conferences with representatives of the Company and with other counsel and the independent public accountants to the Company, at which conferences the contents of the Offer Document and related matters were discussed. We have also examined the certificates and other documents delivered at the Closing. On the basis of our examination and the above-mentioned conferences, we state that nothing has come to our attention that would lead us to believe that the Offer Document (other than (i) the financial statements and schedules and other financial and statistical information included or incorporated by reference therein or omitted therefrom, (ii) any information included in the Offer Document relating to the consideration and approval of the Merger and related Transactions by the Special Committee of the Board of Directors of the Company, the Board of Directors of the Company and the Pooled Preferred Negotiating Committee, including any advice or opinion rendered by any person or entity to any of the foregoing, and (iii) any statement included or incorporated by reference in the Offer Document that purports to be a "forward looking statement" within the meaning of the Private Securities Litigation Reform Act of 1995, as to each of which we express no belief) at the date thereof or at the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          Whenever our opinion herein with respect to the existence or absence of facts is indicated to be based upon our knowledge (or like terms), such expression means that in the course of the representation of the Company and Acquisition Sub by the attorneys of this Firm having primary responsibility for the preparation and review of the Offer Document, nothing has come to such persons' attention that would give them actual knowledge of the existence or absence of such facts. Except for obtaining the certificates of public officials and officers and representatives of the Company referred to above and except as set forth in the immediately preceding paragraph of this letter, we have undertaken no independent factual investigation to determine the existence or absence of such facts.

     With respect to the opinions set forth in numbered paragraph 12. and in numbered paragraphs 8.(ii) and 9.(ii) insofar as they relate to compliance with the 1933 Act, we have relied, without independent verification, upon (a) the accuracy of the representations and warranties of the holders of the LLC Interests contained in their respective Letters of Transmittal, and (b) the accuracy of the Officers' Certificate of the ________ of the Company, dated the date hereof, with

BC Equity Funding, L.L.C.
Market Partners, L.L.C.
_______ __, 1998
Page 7


respect to certain factual matters relating to the offer and sale by the Company and Acquisition Sub of BCI Preferred Stock and BCI Common Stock pursuant to the Merger. In addition, we have assumed, with your permission, that (i) none of the Company, Acquisition Sub nor any person on behalf of either of them has engaged in any form of general solicitation or general advertising (as such terms are used in Rule 502(c) promulgated pursuant to the 1933 Act) in connection with the offer and sale of the BCI Preferred Stock and BCI Common Stock pursuant to the Merger, (ii) neither the Company nor Acquisition Sub has made or will in the future make any offer or sale of securities that would be integrated (as contemplated by Rule 502(a) promulgated pursuant to the 1933 Act) with the offer and sale of the BCI Preferred Stock and BCI Common Stock pursuant to the Merger, and (iii) the Company will file a Form D as contemplated by Rule 503 promulgated pursuant to the 1933 Act within fifteen days of the Effective Time.

     [Counsel shall be entitled to include such other assumptions, exceptions and qualifications as are reasonably acceptable to counsel for the Pooled Preferred Negotiating Committee.]

     We are admitted to the Bar of the State of Illinois and express no opinion as to the laws of any other jurisdiction other than the federal laws of the United States of America and the DGCL and DLLCA to the extent specifically referred to herein.

     The opinions expressed herein have been rendered solely for your benefit in connection with the transactions contemplated by the Merger Agreement, and may not be used or relied upon in any manner by any other person or by you for any other purpose, and may not be communicated or published by you to any other person or for any other purpose, in either case without our prior written approval. The opinions expressed herein relate only to laws, rules, regulations and orders thereunder which are in effect on the date hereof, and we disclaim any responsibility to advise you of any changes thereto, or of any other facts or circumstances of which we may hereafter become aware that may affect any of the opinions expressed herein, after the date hereof.


                                        Very truly yours,

                                 Schedule 2.06

                        BCEF and MARKET PARTNERS ASSETS

BCEF

Financial Area Developers    Pooled Preferred Interests            Warrants
-------------------------    --------------------------            --------

B.C.B.M. Southwest, LP       $10,000,000 invested 4/95             Warrant to acquire 158,000 of the common units in B.C.B.M.
                                                                   Southwest for $20.00 per unit

BC Boston, LP                $5,000,000 invested 8/95              None

BCE West, LP                 $2,500,000 invested 8/95 (Class A)    None
                             $1,000,000 invested 8/96 (Class B)

BC GoldenGate, LLC           $7.500,000 invested 7/95 (Class A)    Warrant to acquire $1,700,000 invested 9/96 (Class B) 3,750,000 of the common units in BC GoldenGate for $1.00 per unit (held by
                                                                   BC GoldenGate Holdings, Inc.)

BC Northwest, LP             $2,500,000 invested 12/95             None

BC Superior, LLC             $2,500,000 invested 4/96 (Series B)   None

Finest Foodservice, LLC      $7,500,000 invested 4/95 (into        Warrant to acquire 4,750,000 of the common units in Finest for
                             Northstar) (Class A)                  $1.00 per unit (held by Finest Holdings, Inc.)
                             $2,500,000 invested 12/95 (Class B)

P&L Food Services, LLC       $2,500,000 invested 9/95 (Class A)    None
                             $1,500,000 invested 3/96 (Class B)


R&A Food Service, LP         $10,000,000 invested 4/95 (Series A)  None

Market Partners

Financial Area Developers    Pooled Preferred Interests            Warrants
-------------------------    --------------------------            --------

B.C.B.M. Southwest, LP       $4,433,115 invested 4/97              Warrant to acquire 7% of BCBM SW, exercisable upon a conversion or acquisition of BCBM SW by BCI; BCI has a call right

BC Boston, LP                $4,433,115 invested 9/96              Warrant to acquire 7% of BC Boston, exercisable upon a
                                                                   conversion or acquisition of BC Boston by BCI; BCI has a call right

BCE West, LP                 $5,541,394 invested 10/96             Warrant to acquire 7% of BCE West, exercisable upon a conversion
                             $5,541,394 invested 2/97              or acquisition of BCE West by BCI; BCI has a call right

BC Golden Gate, LLC          $4,433,115 invested 3/97              Warrant to acquire 7% of BC GoldenGate, exercisable upon a conversion or acquisition of BC GoldenGate by BCI; BCI has a call right

BC Great Lakes, LLC          None                                  Warrant to acquire 7% of BC Great Lakes, exercisable upon a conversion or acquisition of BC Great Lakes by BCI; BCI has a call right


BC Heartland, LLC            $1,625,000 invested 10/96             None
                             $450,000 invested 2/97
                             $3,103,433 invested 3/97

BC Northwest, LP             $4,433,115 invested 10/96             Warrant to acquire 7% of BC Northwest, exercisable upon a
                             $2,216,558 invested 3/97              conversion or acquisition of BC Northwest by BCI; BCI has a call right

BC Superior, LLC             $2,2126,558 invested 4/97 (Series C)  Warrant to acquire 7% of BC Superior, exercisable upon a conversion or acquisition of BC Superior by BCI; BCI has a call right

BC Tri-States, LLC           $5,541,394 invested 3/97              Warrant to acquire 7% of BC Tri-States, exercisable upon a conversion or acquisition of BC Tri-States by BCI; BCI has a call right

Finest Foodservice, LLC      $3,324,837 invested 4/97              Warrant to acquire 7% of Finest, exercisable upon a conversion or acquisition of Finest by BCI; BCI has a call right

P&L Food Services, LLC       $5,541,394 invested 10/96             Warrant to acquire 7%  of P&L, exercisable upon a conversion or
                             $5,541,394 invested 3/97              acquisition of P&L by BCI; BCI has a call right



Platinum Rotisserie, LLC     None                                   Warrant to acquire 7% of Platinum, exercisable upon a conversion or acquisition of Platinum by BCI; BCI has a call right

R&A Food Service, LP         $13,299,346 invested 10/96 (Series C)  Warrant to acquire
                             $3,324,837 invested 3/97 (Series C)    7% of R&A, exercisable upon a conversion or acquisition of R&A by BCI; BCI has a call right

                                 Schedule 3.10

--------------------------------------------------------------------------------
BCI Insider Ownership Summary as of March 16, 1998



               BCEF                                          MPLLC

Bielinski                $   18,750           Bielinski              $   500,000
Dennehy/Alam                  7,500           Dennehy                    250,000
Beck/1/                   1,266,750           Buntrock                 2,500,000
Dodge                        52,500           Greve                      150,000
G. Lewis                     37,500           Jordan                      40,000
Ley                         187,500           Ley                        500,000
Link                          7,500           Link                       250,000
Nadhir                       75,000           Marsden                    250,000
Pedersen et. al/2/        3,130,479           Miller                     250,000
Rugen                        45,000           Pedersen                 2,500,000
Stephens                    375,000           Rugen                      100,000
Wurfel/1/                    75,000           Stephens                 1,000,000

Total BCI Investments    $5,278,479                                   $8,290,000
P. Lewis/3/                 232,875                                      335,000
Total                    $5,511,354                                   $8,625,000
                         ----------                                   ----------

--------------------------------------------------------------------------------


-------------------
/1/Represents indirect investment through EE L.P.
/2/Represents holdings through Pedersen Bagel Joint Venture of Peer Pedersen
   ($1,173,929.57), Dean Buntrock ($652,183.10), Cecily Buntrock Trust No. 1 ($652,183,10) and Larry Beck ($652,183.10)
/3/Although not a BCI Insider (as defined in the Merger Agreement) Mr. Lewis has voluntarily agreed to be included on this Schedule 3.10. The amounts shown represent indirect investments through Morgan, Lewis, Githens & Ahn

                                 Schedule 3.11



NAME
----
No. of Registrable Common Shares
--------------------------------
AT&T Commercial Finance Corporation
45,290
Sanwa Business Credit Corporation
40,761
General Electric Capital Corporation
69,600
Market Partners, L.L.C. Investors
750,000
Anthony Wedo
100,000
Perry Lewis
Up to $1 million divided by market price
Steve Quamme
Up to $1 million divided by market price